UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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THE ALLSTATE CORPORATION
 2775 Sanders Road
Northbrook, Illinois 60062-6127

April 2, 2008

Notice of 2008 Annual Meeting and Proxy Statement

Dear Stockholder:

        You are invited to attend Allstate's 2008 annual meeting of stockholders to be held on Tuesday, May 20, 2008 at 11 a.m. local time, in the 8th floor auditorium of Harris Bank, Chicago, Illinois.

        We encourage you to review the notice of annual meeting, proxy statement, financial statements and management's discussion and analysis provided in this booklet to learn more about your corporation.

        Under new Securities and Exchange Commission rules, we have elected to use the Internet for delivery of annual meeting materials to the majority of our stockholders which allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

        As always, your vote is important. You are encouraged to vote as soon as possible, either by telephone, Internet or mail. Please use one of these methods to vote before the meeting even if you plan to attend the meeting.

Sincerely,

Thomas J. Wilson Chairman-elect, President and Chief Executive Officer

THE ALLSTATE CORPORATION
 2775 Sanders Road
Northbrook, Illinois 60062-6127

April 2, 2008

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 20, 2008. The Notice of 2008 Annual Meeting, Proxy Statement and 2007 Annual Report and the means to vote by Internet are available at www.proxyvote.com.

Notice of 2008 Annual Meeting of Stockholders

        The annual meeting of stockholders of The Allstate Corporation ("Allstate" or "Corporation") will be held in the 8th floor auditorium of Harris Bank, 115 South LaSalle, Chicago, Illinois on Tuesday, May 20, 2008, at 11 a.m. for the following purposes:

  1.
  To elect to the Board of Directors eleven directors to serve until the 2009 annual meeting;

  2.
  To ratify the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2008; and

  3.
  To consider three stockholder proposals, if properly presented.

        In addition, any other business properly presented may be acted upon at the meeting.

        Registration and seating will begin at 9:45 a.m. Each stockholder may be asked to present picture identification and proof of stock ownership. Stockholders holding Allstate stock through a bank, brokerage or other nominee account will need to bring their account statement showing ownership as of the record date, March 24, 2008. Cameras, recording devices or other electronic devices will not be allowed in the meeting.

        In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we now also deliver proxy materials, including this proxy statement and the 2007 annual report, through the Internet. Most stockholders will not receive printed copies of the proxy materials unless they so request. Instead, a notice ("Notice of Internet Availability of Proxy Materials") is being mailed to most of our stockholders which instructs you how to access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your voting instructions. If you would like to receive a paper copy of our proxy materials via email, you should follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials.

        Allstate began mailing its Notice of Internet Availability of Proxy Materials, proxy statement and annual report, and proxy card/voting instruction form to stockholders and to participants in its profit sharing fund on April 2, 2008.

By Order of the Board,

Mary J. McGinn Secretary

Proxy and Voting Information

Who is asking for your vote and why

        The annual meeting will be held only if there is a quorum, which means that a majority of the outstanding common stock entitled to vote is represented at the meeting by proxy or in person. If you vote before the meeting, your shares will be counted for the purpose of determining whether there is a quorum. To ensure that there will be a quorum, the Allstate Board of Directors is requesting that you vote before the meeting and allow your Allstate stock to be represented at the annual meeting by the proxies named on the enclosed proxy card/voting instruction form.

Who can vote

        You are entitled to vote if you were a stockholder of record at the close of business on March 24, 2008. On March 24, 2008, there were 554,709,926 Allstate common shares outstanding and entitled to vote at the annual meeting.

How to vote

        If you hold your shares in your own name as a registered stockholder, you may vote in person by attending the annual meeting or you may instruct the proxies how to vote your shares in any of the following ways:

    •
    By using the toll-free telephone number printed on the proxy card/voting instruction form

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    By using the Internet voting site and instructions provided there

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    By signing and dating the proxy card/voting instruction form and mailing it in the postage-paid envelope enclosed with the printed copies of the proxy statement, or by returning it to The Allstate Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, N.Y. 11717

        You may vote by telephone or Internet 24 hours a day, seven days a week. Such votes are valid under Delaware law.

        If you hold your shares through a bank, broker, or other record holder, you may vote your shares by following the instructions they have provided. If you hold your shares through The Savings and Profit Sharing Fund of Allstate Employees, see the instructions on page 3.

Providing voting instructions and discretionary voting authority of proxies

        In the election of directors, with respect to all or one or more of the director nominees, you may instruct the proxies to vote "FOR" or to "WITHHOLD" your vote, or you may instruct the proxies to "ABSTAIN" from voting. With respect to each of the other items, you may instruct the proxies to vote "FOR" or "AGAINST," or you may instruct the proxies to "ABSTAIN" from voting.

        The Board recommends you vote on the matters set forth in this proxy statement as follows:

    •
    FOR all of the nominees for director listed in this proxy statement

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    FOR the ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2008

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    AGAINST the stockholder proposal calling for cumulative voting in the election of directors

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    AGAINST the stockholder proposal seeking the right to call special shareholder meetings

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    AGAINST the stockholder proposal seeking an advisory resolution to ratify the compensation of the named executive officers

        If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their best judgment. Other than the matters referred to in this proxy statement, Allstate knows of no other matters to be brought before the meeting.

        If you return a signed proxy card/voting instruction form to allow your shares to be represented at the annual meeting, but do not indicate how your shares should be voted on one or more matters, then the proxies will vote your shares as the Board of Directors recommends for those matters.

How votes are counted to elect directors and approve items

        Each share of our common stock outstanding on the record date will be entitled to one vote on each of the eleven director nominees and one vote on each other matter.

        Item 1. Election of Directors.      To be elected by stockholders, each director must receive the affirmative vote of the majority of the votes cast. A majority of votes cast means the number of shares voted "FOR" a director exceeds 50% of the votes cast with respect to that director. Each nominee for director receiving more "FOR" votes than "WITHHOLD" will be elected. Votes cast include votes to withhold proxy authority. Abstentions will not be counted as votes cast for purposes of director elections and will have no impact on the outcome of the vote.

        Item 2. Ratification of Appointment of Independent Registered Public Accountant.      To ratify the appointment of Allstate's independent registered public accountant, the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting. Abstentions will be counted as shares present at the meeting and will have the effect of a vote against the matter.

        Items 3, 4, and 5. Stockholder proposals.      To approve the stockholder proposals, the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the item is required. Abstentions will be counted as shares present at the meeting and will have the effect of a vote against the matter. Broker non-votes will not be counted as shares entitled to vote on the matter and will have no impact on the outcome of the vote.

        Rules of the New York Stock Exchange ("NYSE") determine whether proposals presented at stockholder meetings are "routine or "non-routine." If a proposal is determined to be routine, the NYSE provides brokerage firms with discretionary authority to vote on the proposal without receiving voting instructions from their clients. Items 1 and 2 are considered routine matters. Broker non-votes occur when a brokerage firm does not have discretionary voting authority and is unable to vote on a proposal because it is non-routine and the client has not provided voting instructions. Items 3, 4, and 5 are considered non-routine matters. Abstentions and broker non-votes are counted for quorum purposes.

How to change your vote

        Before your shares have been voted at the annual meeting by the proxies, you may change or revoke your vote in the following ways:

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    Voting again by telephone, by Internet or in writing

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    Attending the meeting and voting your shares in person if you are a registered stockholder

        Unless you attend the meeting and vote your shares in person, you should use the same method as when you first voted — telephone, Internet or writing. That way, the inspector of election will be able to identify your latest vote.

Confidentiality

        All proxies, ballots and tabulations that identify the vote of a particular stockholder are kept confidential, except as necessary to allow the inspector of election to certify the voting results or to meet certain legal requirements. A representative of IVS Associates, Inc. will act as the inspector of election and will count the votes. The representative is independent of Allstate and its directors, officers and employees.

        Comments written on proxy cards, voting instruction forms or ballots may be provided to the Secretary of Allstate with the name and address of the stockholder. The comments will be provided without reference to the vote of the stockholder, unless the vote is mentioned in the comment or unless disclosure of the vote is necessary to understand the comment. At Allstate's request, the transfer agent or the solicitation agent may provide Allstate with periodic status reports on the aggregate vote. These status reports may include a list of stockholders who have not voted and breakdowns of vote totals by different types of stockholders, as long as Allstate is not able to determine how a particular stockholder voted.

Profit Sharing Fund Participants

        If you hold Allstate common shares through The Savings and Profit Sharing Fund of Allstate Employees (the profit sharing fund), your proxy card/voting instruction form for those shares will instruct the profit sharing fund trustee how to vote those shares. If you are an employee who received your annual meeting materials electronically, and you hold Allstate common shares both through the profit sharing fund and also directly as a registered stockholder, the voting instructions you provide electronically will be applied to both your profit sharing fund shares and your registered shares. If you return a signed proxy card/voting instruction form or vote by telephone or the Internet on a timely basis, the trustee shall vote as instructed for all Allstate common shares allocated to your profit sharing fund account unless to do so would be inconsistent with the trustee's duties.

        If your voting instructions are not received on a timely basis for the shares allocated to your profit sharing fund account, those shares will be considered "unvoted." If you return a signed proxy card/voting instruction form but do not indicate how your shares should be voted on a matter, the shares represented by your signed proxy card/voting instruction form will be voted as the Board of Directors recommends. The trustee will vote all unvoted shares and all unallocated shares held by the profit sharing fund as follows:

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    If the trustee receives instructions (through voting instruction forms or through telephonic or Internet instruction) on a timely basis for at least 50% of the votable allocated shares in the profit sharing fund, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the trustee's duties.

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    If the trustee receives instructions for less than 50% of the votable shares, the trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

        Profit sharing fund votes receive the same level of confidentiality as all other votes. You may not vote the shares allocated to your profit sharing fund account by attending the meeting and voting in person. You must instruct The Northern Trust Company, as trustee for the profit sharing fund, on how you want your profit sharing fund shares voted.

If You Receive More Than One Proxy Card/Voting Instruction Form

        If you receive more than one proxy card/voting instruction form, your shares are probably registered in more than one account or you may hold shares both as a registered stockholder and through The Savings and Profit Sharing Fund of Allstate Employees. You should vote each proxy card/voting instruction form you receive.

Proxy Statement and Annual Report Delivery

        Allstate has adopted the "householding" procedure approved by the Securities and Exchange Commission that allows us to deliver one Notice of Internet Availability of Proxy Materials, or if applicable, one proxy statement and annual report, to a household of stockholders instead of delivering a set of documents to each stockholder in the household. This procedure is more cost effective because it reduces the number of materials to be printed and mailed. It also reduces our impact on the environment. We may elect to send only one Notice of Internet Availability of Proxy Materials, or if applicable, one proxy statement and annual report to stockholders who share the same last name and address, or where shares are held through the same nominee or record holder (for example, when you have multiple accounts at the same brokerage firm), unless we receive, or have previously received, contrary instructions. Stockholders that receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Stockholders that receive the Notice of Internet Availability of Proxy Materials will receive instructions as to how to submit their proxy cards/voting instruction form on the Internet.

        Please contact our distribution agent, Broadridge Financial Solutions by calling (800) 542-1061 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717:

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    If you would like to receive a separate copy of the Notice of Internet Availability of Proxy Materials, or if applicable, a separate proxy statement and annual report for this year. Upon receipt of your request, we will promptly deliver the requested materials to you.

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    If you and other Allstate registered stockholders of record with whom you share an address currently receive multiple sets of the Notice of Internet Availability of Proxy Materials, or if applicable, the proxy statement and annual report, and you would like to receive only a single copy of each in the future.

        If you hold your shares in street name (that is, through a bank, brokerage account or other record holder), please contact your bank, broker or other record holder to request information about householding.

        You may also revoke your consent to householding by contacting Broadridge at the phone number and address listed above. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Corporate Governance Practices

        Allstate has a history of strong corporate governance practices which are firmly grounded in the belief that governance best practices are critical to our goal of driving sustained stockholder value.

Code of Ethics

        Allstate is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These absolute values of the Corporation are embodied in its Code of Ethics and require that every customer, employee and member of the public be treated accordingly. Allstate's Code of Ethics applies to all employees, including the chief executive officer, the chief financial officer, the controller, other senior financial and executive officers as well as the Board of Directors. The Code is available on the Corporate Governance portion of the Corporation's website, allstate.com, and is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127.

Determinations of Independence of Nominees for Election

        The Board of Directors has determined that each nominee for election, with the exception of Mr. Wilson in his capacity as President and Chief Executive Officer, is independent according to applicable law, the listing standards of the NYSE and the Director Independence Standards adopted by the Board of Directors, which are posted on the Corporate Governance portion of the Corporation's website, allstate.com. The Board also determined that Mr. Andress, who passed away in March 2008, was independent. The Board determined that the following categories of relationships with the Corporation are among those that do not interfere with the director's exercise of independent judgment and do not, to the extent consistent with applicable law or regulation and Section 3 of Allstate's Corporate Governance Guidelines, disqualify a director or nominee from being considered independent. In making the independence determinations, the Board considered transactions, relationships, or arrangements described in category 1 with respect to each independent director including Mr. Andress; category 2 with respect to entities with which Messrs. LeMay and Reyes are affiliated; category 4 with respect to entities with which Messrs. Beyer, Greenberg, LeMay, and Reyes are affiliated; and categories 4 and 5 with respect to charitable organizations with which Messrs. Ackerman, Beyer, Farrell, Greenberg, LeMay, Reyes, and Riley are affiliated.

  Categorical Standards of Independence

  1.
  An Allstate director's relationship arising from (i) only such director's position as a director of another corporation or organization; (ii) only such director's direct or indirect ownership of a 5% or less equity interest in another corporation or organization (other than a partnership); (iii) both such position and such ownership; or (iv) such director's position only as a limited partner in a partnership in which he or she has an interest of 5% or less;

  2.
  An Allstate director's relationship arising from an interest of the director, or any entity in which the director is an employee, director, partner, stockholder or officer, in or under any standard-form insurance policy or other financial product offered by the Allstate Group in the ordinary course of business;

  3.
  An Allstate director's relationship with another company that participates in a transaction with the Allstate Group (i) where the rates or charges involved are determined by competitive bid or (ii) where the transaction involves the rendering of services as a common or contract carrier (including any airline) or public utility at rates or charges fixed in conformity with law or governmental authority;

  4.
  An Allstate director's relationship with another company that has made payments to, or received payments from, the Allstate Group for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million or 2% of such other company's consolidated gross revenues for such year;

  5.
  An Allstate director's relationship with a charitable entity to which the aggregate amount of discretionary charitable contributions (other than employee matching contributions) made by the Allstate Group and The Allstate Foundation in any of the last three fiscal years of the charitable entity were less than the greater of $1 million or 2% of such entity's consolidated gross revenues for such year; and

  6.
  An Allstate director's relationship with another company (i) in which the Allstate Group makes investments or (ii) which invests in securities issued by the Allstate Group or securities backed by any product issued by the Allstate Group, all in the ordinary course of such entity's investment business and on terms and under circumstances similar to those available to or from entities unaffiliated with such director.

Majority Votes in Director Elections

        In accordance with Allstate's bylaws, each director must be elected by a majority of the votes cast.

Board Structure, Meetings and Board Committees

        The current Board has 12 directors and three committees. The following table identifies each committee, its members and the number of meetings held during 2007. Each committee operates under a written charter that has been approved by the Board. Each charter is available on the Corporate Governance portion of allstate.com. Each charter is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127. All of the members of each committee have been determined to be independent by the Board within the meaning of applicable laws, the listing standards of the New York Stock Exchange, and the Director Independence Standards as in effect at the time of determination. A summary of each committee's functions and responsibilities follows the table.

        The Board held seven meetings during 2007. Each incumbent director attended at least 75% of the combined board meetings and meetings of committees of which he or she was a member. Attendance at board and committee meetings during 2007 averaged 92% for incumbent directors as a group.

Director	Audit	Compensation and Succession	Nominating and Governance

F. Duane Ackerman	X	X
James G. Andress	X*		X
Robert D. Beyer		X
W. James Farrell		X	X*
Jack M. Greenberg	X	X
Ronald T. LeMay	X	X
Edward M. Liddy
J. Christopher Reyes			X
H. John Riley, Jr.		X*	X
Joshua I. Smith	X		X
Judith A. Sprieser	X		X
Mary Alice Taylor	X	X
Thomas J. Wilson
Number of Meetings in 2007	8	7	5

* Committee Chair. Effective February 2008, Ms. Sprieser replaced Mr. Andress as the Committee Chair and Mr. Andress ceased being a member of the Audit Committee. Mr. Andress passed away in March 2008.

Executive Sessions of the Board and Presiding Director

        The independent directors meet in regularly scheduled executive sessions without management. When meeting in executive sessions, the presiding director is determined by the subject matter of the session. If the subject is within the scope of authority of one of the standing committees, the chair of that committee acts as presiding director over the executive session. Directors who are not committee chairs are appointed on a rotating basis to act as presiding director over executive sessions that do not fall within the subject scope of one of the standing committees. The Board believes this practice provides for leadership at all executive sessions without the need to designate a single presiding director and it also provides an opportunity for each director to assume the role of presiding director from time to time.

Board Attendance Policy

        It is expected that Allstate Board members make every effort to attend all meetings of the Board and the committees on which they serve and actively participate in the discussion of the matters before them. It is also expected that Board members make every effort to attend the annual meeting of stockholders. All directors who stood for election at the 2007 annual meeting of stockholders were able to attend.

Board Committees

  Audit Committee.

        Allstate's Board of Directors has established an audit committee in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is chaired by Ms. Sprieser, and includes Mrs. Taylor and Messrs. Ackerman, Greenberg, LeMay and Smith. The Board has determined that Ms. Sprieser and Mr. Greenberg are each individually qualified as an audit committee financial expert, as defined in Regulation S-K, Item 407(d)(5) under the Securities Exchange Act of 1934, and each member of the committee is independent under the listing standards of the NYSE.

        The committee is responsible for, among other things, the selection, appointment, compensation and oversight of the work of the independent registered public accountant in preparing or issuing an audit report or related work. The committee reviews Allstate's annual audited and quarterly financial statements and recommends to the Board of Directors whether the audited financial statements should be included in Allstate's annual report on Form 10-K and in the annual report to stockholders. The committee examines Allstate's accounting and auditing principles and practices affecting the financial statements and discusses with its independent registered public accountant those matters required to be discussed in accordance with the Public Company Accounting Oversight Board's generally accepted auditing standards, including the requirements under Statement of Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU §380) and Securities and Exchange Commission Rule 2-07 of Regulation S-X and other matters as it deems appropriate. The committee also reviews the scope of the audits conducted by the independent registered public accountant and the internal auditors as well as the qualifications, independence and performance of the independent registered public accountant. The committee is responsible for the review and approval of Allstate's Code of Ethics as well as the adoption of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, and auditing matters. The committee conducts independent inquiries when deemed necessary to discharge its duties. The committee has the authority to retain independent outside counsel, accountants, and other advisers to assist it in the conduct of its business.

        The committee discusses with management the Corporation's processes of risk assessment and risk management, including the Corporation's major financial risk exposures and the steps management has taken to monitor and control them.

        The committee provides functional oversight to Allstate's Internal Audit Department. The Internal Audit Department provides objective assurance and consulting services that are used to assure a systematic, disciplined approach to the evaluation and improvement of effective risk management, control, and governance processes. The committee reviews the overall adequacy and effectiveness of the Corporation's legal, regulatory, and ethical compliance programs.

        Our chairman, chief executive officer, chief financial officer, general counsel, and secretary, as well as the controller and senior internal audit officer participate in the committee's meetings. However, executive sessions of the committee are scheduled and held throughout the course of a year, including sessions in which the committee meets with the independent registered public accountant and the senior internal audit officer.

        The committee also conducts an annual review of its performance and its charter. The committee charter is available on the Corporate Governance portion of allstate.com. It is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127. The Audit Committee Report is included herein on page 71.

  Compensation and Succession Committee.

        The Compensation and Succession Committee is chaired by Mr. Riley and includes Mrs. Taylor and Messrs. Ackerman, Beyer, Farrell, Greenberg, and LeMay. All members of the committee are independent under the listing standards of the New York Stock Exchange. The committee assists the Board in fulfilling its oversight responsibilities with respect to the compensation of the chief executive officer and other executive officers. The committee annually reviews the management organization and succession plans for Allstate, including each of its significant operating subsidiaries, and recommends nominees for certain officer positions. The committee is responsible for recommending executive officer salaries and compensation packages to the Board. The committee has oversight responsibility for the salary administration program for elected officers of the Corporation and its principal operating subsidiaries.

        The committee administers our Annual Covered Employee Incentive Compensation Plan, Annual Executive Incentive Compensation Plan, and Long-Term Executive Incentive Compensation Plan. These are plans pursuant to which officers of The Allstate Corporation and its principal operating subsidiaries at the vice president level and above are eligible to earn annual and long-term cash incentive compensation awards. The committee determines the performance measures for earning awards and the amount of awards payable upon the achievement of threshold, target, and maximum goals with respect to the performance measures. At the end of the relevant performance period, the committee reviews the extent to which the goals have been achieved and approves the actual amount of the cash incentive awards.

        The committee has authority to grant equity awards to eligible employees in accordance with the terms of our Amended and Restated 2001 Equity Incentive Plan. With regard to its authority to grant equity awards, the committee has adopted an equity compensation policy. The committee has delegated its authority to grant equity awards between meetings in connection with the hiring or promotion of an employee or in recognition of an employee's particular achievement. All awards granted pursuant to delegated authority are reported to the committee at the next meeting. A subcommittee has authority to grant restricted stock and restricted stock unit awards to new hires and to determine the size, terms, and conditions of such awards. In addition, both the chairman of the board and the chief executive officer have authority to grant nonqualified stock options to new hires and to current employees in connection with promotions or in recognition of an achievement. Both the chairman and the chief executive officer have authority to determine the number of shares subject to such options, subject to limits set by the committee. Neither the subcommittee, the chairman, nor the chief executive officer is permitted to grant such awards to those who are designated as executive officers for purposes of Section 16 of the Securities Exchange Act of 1934. Awards made by the subcommittee, the chairman or the chief executive officer must be made pursuant to the terms of award agreements previously approved by the committee.

        In addition, the committee administers our deferred compensation plan for eligible employees and makes recommendations to the Board regarding pension benefit enhancements and change-in-control agreements.

        The committee also has sole authority to retain and terminate its compensation consultants, including sole authority to approve the consultants' fees and other retention terms for such services provided to the committee. The committee has used Mercer Human Resource Consulting as its executive compensation consultant for several years and directly engaged Mercer's services again in 2007. As part of the 2007 engagement, Mercer assisted the committee in assessing the appropriateness of the list of peer insurance companies that the committee uses to evaluate the competitiveness of Allstate's executive compensation program. In addition, Mercer provided an assessment that benchmarked Allstate's executive pay levels, practices, and overall program design as well as its financial performance against those companies.

        A senior Mercer representative met with the full Board and participated in portions of two committee meetings in 2007. During those meetings, the committee met with that representative in executive sessions without the CEO and without members of management present other than our senior human resources officer. In the course of preparing for those meetings, the Mercer representative conferred with the committee chair and our senior human resources officer. With the committee's concurrence, Mercer obtained from management Allstate data regarding compensation, benefits, and financial projections and other operational data that is not readily available from public sources. Management has retained Mercer to provide benefit consulting, administrative services, and actuarial services for our pension plans and has reviewed each of those engagements with the committee.

        For 2008, the committee has decided to retain a new compensation consultant and sought requests for proposals from firms with recognized expertise in consulting services. Beginning in 2008, the committee will approve any engagement and associated fees, if any, of the new consultant to provide any other services to management.

        In designing the various elements and amounts of compensation, the Compensation and Succession Committee draws upon the expertise of our chairman, chief executive officer, and senior human resources officer and confers with our general counsel, secretary, and chief financial officer on matters that fall within their respective realms of responsibility.

        Our chief executive officer advises the committee regarding the alignment of our performance measures under our annual and long-term cash incentive plans with our overall strategy, the alignment of the weightings of the performance measures with the responsibilities of each executive, the impact of the design of our equity incentive awards on our ability to attract, motivate and retain highly talented executives, and the competitiveness of our compensation program. In providing this advice, the chief executive officer provides context regarding our products, business risks, financial results, and stockholder return. The chief executive officer also makes recommendations to the committee regarding executive merit increases and compensation packages for executives being hired or promoted. The committee also looks to our chief executive officer for his evaluation of the performance of the executives who report to him.

        In January 2007, Thomas J. Wilson replaced Edward M. Liddy as chief executive officer; Mr. Liddy remains chairman until his planned retirement in the spring of 2008. As part of the transition, Mr. Liddy and Mr. Wilson both attend committee meetings to provide historical context about the linkages between Allstate's strategic goals and the various elements of compensation and to provide background detail and analysis with regard to the performance of our executives.

        Our senior human resources officer provides the committee with internal and external analyses regarding the basic structure and competitiveness of our compensation program and the details of the operations of our various compensation and incentive plans, including the design of performance measures for our annual and long-term cash incentive plans and the design of our equity awards. Each year, the senior human resources officer also provides the committee with a detailed review of the estimated and actual results for each of the corporate and business unit performance measures compared to threshold, target, and maximum goals and the resulting estimated and actual payments to the executive officers.

        Our chief financial officer's attendance at committee meetings is one of the ways in which he, like the chief executive officer, assures himself that our Compensation Discussion and Analysis is correct so that he can provide the certification required by Section 302 of the Sarbanes-Oxley Act of 2002. He began attending the meetings only after the Securities and Exchange Commission adopted the new executive compensation rules and extended the certification required by Section 302 to the Compensation Discussion and Analysis. In the course of a committee meeting, he may also be called upon to explain details of financial results relevant to incentive compensation or other financial measures or accounting rules.

        The general counsel is available at meetings to provide input on the legal and regulatory environment. The secretary attends meetings to respond to questions about corporate governance and to assist in the preparation of minutes.

        The committee conducts an annual review of its performance and its charter. The committee charter is available on the Corporate Governance portion of allstate.com. It is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127. The Compensation Committee Report is included herein on page 26.

  Nominating and Governance Committee.

        The Nominating and Governance Committee is chaired by Mr. Farrell and includes Ms. Sprieser and Messrs. Reyes, Riley and Smith. All members of the committee are independent under the listing standards of the NYSE. The committee is responsible for recommending candidates to be nominated by the Board for election as directors. In connection with its selection process, the committee is responsible for recommending appropriate criteria and independence standards for adoption by the Board. The committee is responsible for making recommendations with respect to the periodic review of the performance of the chief executive officer as well as succession planning to the Board of Directors, including recommending nominees for election as the chief executive officer. The committee advises and makes recommendations to the Board on matters of corporate governance including periodic reviews of the Corporation's Corporate Governance Guidelines, which are posted on the Corporate Governance portion of allstate.com, and are also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127. The committee is also responsible for the triennial review and assessment of the Corporation's structural defenses. The committee determines and recommends the criteria to be used for the assessment of the Board's performance and oversees the assessment of the Board. With Board oversight, the committee also administers non-employee director compensation. The committee may retain independent consultants as needed to assist it with its responsibilities.

        The committee also conducts an annual review of its performance and its committee charter. The Nominating and Governance Committee charter is available on the Corporate Governance portion of allstate.com. It is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127.

        Our chairman, chief executive officer, general counsel, and secretary participate in the committee's meetings. However, the committee regularly meets in executive session without members of management present. The chairman and the chief executive officer make recommendations to the committee regarding non-employee director compensation.

Nomination Process for Election to the Board of Directors

        The Nominating and Governance Committee has responsibility for assessing the need for new Board members to address specific requirements or to fill a vacancy. The committee initiates a search for a new director by seeking input from the Chairman and other Board members. The committee may also retain a third party search firm to identify potential candidates. In evaluating candidates, the committee applies the Board's Guidelines for Selection of Nominees for the Board of Directors, which are posted on the Corporate Governance portion of allstate.com. All nominees recommended by the Board for election must comply with the applicable requirements of the Corporation's bylaws, which are also posted on allstate.com. Candidates who meet the specific requirements and otherwise qualify for membership on the Board are identified and contacts are initiated with preferred candidates. The full Board is kept apprised of the committee's progress with its evaluations. The committee meets to consider and approve final candidates who are then presented to the Board for endorsement and approval. The invitation to join the Board may be extended by the full Board, the committee chairperson or the chairman of the Board. The Board is ultimately responsible for naming the nominees for election.

        In selecting candidates to recommend to the Board for election as directors, the Nominating and Governance Committee will consider any candidate recommended by a stockholder. A stockholder may recommend a candidate to the Nominating and Governance Committee for its consideration at any time of the year by writing to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127. Any candidate recommended by a stockholder will be considered by the committee in the same manner as all other candidates.

        A stockholder may also directly nominate someone for election as a director at a stockholders meeting. In order to make a nomination, a stockholder must follow the procedures set forth in Allstate's bylaws. Under the bylaws, if a stockholder wishes to nominate a candidate at the 2009 annual meeting of stockholders, he or she must provide advance notice to Allstate that must be received between January 20, 2009 and February 19, 2009. The notice must be sent to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127 and must contain the name, age, principal occupation, business and residence address of the proposed nominee, as well as the number of shares of Allstate stock beneficially owned by the nominee. The notice must meet the requirements set forth in the Corporation's bylaws. A copy of the bylaws is available from the Office of the Secretary upon request or can be accessed on the Corporate Governance portion of allstate.com.

Communications with the Board

        The Board has established a process to facilitate communications by stockholders and other interested parties with directors as a group. Written communications may be sent by mail or by e-mail to the Board. Communications received will be processed under the direction of the general counsel. The general counsel reports regularly to the Nominating and Governance Committee on all correspondence received that, in her opinion, involves functions of the Board or its committees or that she otherwise determines requires its attention. The communication process is posted on the Corporate Governance portion of allstate.com.

Policy on Rights Plans

        The following policy, adopted in 2003, is part of Allstate's Corporate Governance Guidelines, which are posted on the Corporate Governance portion of allstate.com.

          The Board shall obtain stockholder approval prior to adopting any stockholder rights plan; provided, however, that the Board may act on its own to adopt a stockholder rights plan if, under the then current circumstances, in the reasonable business judgment of the independent directors, the fiduciary duties of the Board would require it to adopt a rights plan without prior stockholder approval. The retention of any rights plan so adopted by the Board will be submitted to a vote of stockholders as a separate ballot item at the next subsequent annual meeting of Allstate stockholders and, if not approved, such rights plan will expire within one year after such meeting.

Allstate Charitable Contributions

        Each year, The Allstate Foundation donates millions of dollars to support many deserving organizations that serve our communities. The Nominating and Governance Committee reviews all charitable donations to, and other relationships with, any director-affiliated organization to ensure that any and all transactions with director-affiliated charitable organizations are appropriate and raise no issues of independence.

Compensation Committee Interlocks and Insider Participation

        During 2007, the Compensation and Succession Committee consisted of Mr. Riley, Chairman, Mrs. Taylor and Messrs. Ackerman, Farrell, Greenberg and LeMay. None is a current or former officer or employee of Allstate or any of its subsidiaries. There were no committee interlocks with other companies in 2007 within the meaning of the Securities and Exchange Commission's proxy rules.

Director Compensation

        The following table summarizes the compensation of each of our non-employee directors during 2007 for his or her services as a member of the Board and its committees.

DIRECTOR COMPENSATION AT FISCAL YEAR-END 2007
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Mr. Ackerman	40,000		102,600	68,953	211,553
Mr. Andress(3)	55,000		102,600	68,953	226,553
Mr. Beyer	40,000	(4)	225,760	30,493	296,253
Mr. Farrell(5)	55,000	(6)	102,600	83,894	241,494
Mr. Greenberg	40,000		102,600	68,953	211,553
Mr. LeMay	40,000		102,600	68,953	211,553
Mr. Reyes	40,000		102,600	68,953	211,553
Mr. Riley, Jr.(7)	55,000		102,600	68,953	226,553
Mr. Smith	40,000		102,600	68,953	211,553
Ms. Sprieser	40,000		102,600	68,953	211,553
Mrs. Taylor	40,000	(8)	102,600	68,953	211,553

(1)
The compensation cost recognized in our 2007 audited financial statements for restricted stock unit (RSU) awards for 2007, computed in accordance with FAS 123R. The aggregate grant date fair value of RSUs is based on the market value of Allstate stock as of the date of the grant. For annual RSU awards granted to each director on December 1, 2007, the market value of Allstate stock on the grant date was $51.30. For Mr. Beyer's RSU awards granted on June 1, 2007, the market value of Allstate stock on the grant date was $61.58. Because directors' RSU are non-forfeitable, the entire value is required to be recognized in one year. Each RSU entitles the director to receive one share of Allstate stock on the conversion date. The aggregate grant date fair value of the 2007 RSU awards, computed in accordance with FAS 123R, was $102,600 for each director, with the exception of Mr. Beyer. Mr. Beyer was first elected to the Board in September 2006. Pursuant to a Board approved director compensation policy, Mr. Beyer received two RSU awards in 2007, one for 2,000 RSUs granted on June 1, 2007 with an aggregate grant date fair value of $123,160 for his service from September 2006 through June 1, 2007 and one for 2,000 RSUs granted on December 1, 2007 with an aggregate grant date fair value of $102,600 for his service on and after June 1, 2007. The aggregate number of RSUs outstanding as of December 31, 2007 for each director is as follows: Mr. Ackerman—8,000, Mr. Andress—8,000, Mr. Beyer—4,000, Mr. Farrell—8,000, Mr. Greenberg—8,000, Mr. LeMay—8,000, Mr. Reyes—8,000, Mr. Riley—8,000, Mr. Smith—8,000, Ms. Sprieser—8,000, and Mrs. Taylor—8,000. RSU awards are converted into stock one year after termination of Board service or upon death or disability, if earlier.

(2)
The compensation cost recognized in our 2007 audited financial statements for stock option awards for 2007 and previous years, computed in accordance with FAS 123R disregarding any estimate of forfeitures. The fair value of each option grant is estimated on the date of the grant using a binomial lattice model for the 2007, 2006 and 2005 grants and the Black-Scholes pricing model for the 2004 grants. Mr. Beyer's compensation cost includes his prorated award of an option to purchase 2,667 shares of Allstate common stock received in connection with his initial election to the Board in September 2006 and his annual award of an option to purchase 4,000 shares of Allstate common stock in 2007. As provided for in stock option awards granted in 2004 and prior years, reload options were granted to Mr. Farrell and are included in his compensation cost. Reload options were granted to replace shares tendered in payment of the exercise price or in payment of tax withholding requirements. For option awards granted on and after June 1, 2004, the Nominating and Governance

Footnotes continue

  Committee eliminated the reload feature and no new option awards will be granted that contain a reload feature. The following table sets forth the assumptions used in the calculation:

	2007	2006	2005	2004
Weighted average expected term	6.9 years	7.1 years	7.3 years	6 years
Expected volatility	14.4-37.7%	17.0-30.0%	12.8-30.0%	30%
Weighted average volatility	23.2%	28.1%	27.4%	—
Expected dividends	2.3%	2.6%	2.4%	2.4%
Risk-free rate	2.8-5.3%	4.3-5.2%	2.3-4.5%	3.3%

  The aggregate grant date fair value of stock option awards for 2007, computed in accordance with FAS 123R, was $69,680 for each director. The aggregate number of options outstanding as of December 31, 2007 for each director is as follows: Mr. Ackerman—32,500 of which 24,501 were exercisable, Mr. Andress—37,000, of which 29,001 were exercisable, Mr. Beyer—6,667, of which 889 were exercisable, Mr. Farrell—31,096, of which 22,065 were exercisable, Mr. Greenberg—25,000, of which 17,001 were exercisable, Mr. LeMay—34,750, of which 26,751 were exercisable, Mr. Reyes—25,000, of which 17,001 were exercisable, Mr. Riley—36,500, of which 28,501 were exercisable, Mr. Smith—26,999, of which 19,000 were exercisable, Ms. Sprieser—33,500, of which 25,501 were exercisable, and Mrs. Taylor—31,000, of which 23,001 were exercisable.

(3)
Chair of the Audit Committee.

(4)
Mr. Beyer elected to receive 100% of his cash retainer in stock.

(5)
Chair of the Nominating and Governance Committee.

(6)
Mr. Farrell elected to receive 20% of his cash retainer in stock.

(7)
Chair of the Compensation and Succession Committee.

(8)
Mrs. Taylor elected to receive 100% of her cash retainer in stock.

        In 2007, each non-employee director was entitled to a $40,000 annual cash retainer and each committee chair was entitled to an additional $15,000 annual cash retainer. In addition, each non-employee director received an annual award of 2,000 RSUs and an annual award of an option to purchase 4,000 shares of Allstate common stock under the 2006 Equity Compensation Plan for Non-Employee Directors. No meeting fees or other professional fees are paid to the directors. On June 1 2007, Mr. Beyer received his award of 2,000 RSUs for his service from the date he joined the Board in September 2006 pursuant to a Board approved director compensation policy.

        Non-employee directors may elect to receive Allstate common stock in lieu of their cash retainers under the 2006 Equity Compensation Plan for Non-Employee Directors. In addition, under Allstate's Deferred Compensation Plan for Non-Employee Directors, directors may elect to defer their retainers to an account that generates earnings based on: (a) the market value of and dividends on Allstate's common shares (common share equivalents); (b) the average interest rate payable on 90-day dealer commercial paper; (c) Standard & Poor's 500 Composite Stock Price Index, with dividends reinvested; or (d) a money market fund. No director has voting or investment powers in common share equivalents, which are payable solely in cash. Subject to certain restrictions, amounts deferred under the plan, together with earnings thereon, may be transferred between accounts and are distributed after the director leaves the Board in a lump sum or over a period not to exceed ten years.

        The RSU awards provide for delivery of the underlying shares of Allstate common stock upon the earlier of (a) the date of the director's death or disability or (b) one year after the date on which the director leaves the Board. Each RSU includes a dividend equivalent right that entitles the director to receive a payment equal to regular cash dividends paid on Allstate's common stock. Under the terms of the RSU awards, the directors have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares.

        In accordance with the terms of the 2006 Equity Compensation Plan for Non-Employee Directors, the exercise price of the stock option awards is equal to the fair market value of Allstate common stock on the date of grant. For options granted prior to 2007, fair market value is equal to the average of high and low sale prices on the date of grant or, if there was no such sale on the date of grant, then on the last previous day on which there was a sale. For options granted in 2007, the fair market value is equal to the closing sale price on the date of grant or, if there was no such sale on the date of grant, then on the last previous day on which there was a sale. The options become exercisable in three substantially equal annual installments and expire ten years after grant. The unvested portions of a director's outstanding options fully vest upon his or her mandatory retirement pursuant to Board policies.

Shareholder Derivative Suit

        On January 18, 2008, a shareholder derivative action was filed, purportedly on behalf of The Allstate Corporation, against the members of its Board of Directors. For additional information, please see the paragraph captioned "Shareholder Derivative Suit" in note 13 to our audited financial statements for 2007.

Items to Be Voted On

Item 1
Election of Directors

        Each nominee was previously elected by the stockholders at Allstate's annual meeting of stockholders on May 15, 2007, and has served continuously since then. The terms of all directors will expire at this annual meeting in May 2008. The Board of Directors expects all nominees named in this proxy statement to be available for election. If any nominee is not available, then the proxies may vote for a substitute.

        James G. Andress, Allstate's longest serving director, passed away in March 2008. Mr. Andress provided tremendously dedicated service as an exemplary director to Allstate since 1993. He leveraged his broad corporate experience to serve Allstate as a member of its Nominating and Governance Committee and Chair of the Audit Committee for many years. His experience, wisdom and talents will be missed.

        Edward M. Liddy is not standing for re-election in 2008, having announced that he will retire on April 30, 2008. Mr. Liddy served the Corporation as Chairman since January 1999 and as Chief Executive Officer from January 1999 until December 2006. Previously, Mr. Liddy served as President from January 1995 until May 2005 and Chief Operating Officer from January 1995 until January 1999. Mr. Liddy's excellent service to, and stewardship of, the Corporation will be missed.

        Information as to each nominee follows. Unless otherwise indicated, each nominee has served for at least five years in the business position currently or most recently held.

F. Duane Ackerman (Age 65)
 Director since 1999

Chairman Emeritus of BellSouth Corporation, a communication services company, from December 2006 until his retirement in April 2007. Mr. Ackerman served as Chairman and Chief Executive Officer of BellSouth Corporation from mid-2005 through 2006. He previously served as Chairman, President and Chief Executive Officer of BellSouth Corporation from 1998 through mid-2005 and as President and Chief Executive Officer of BellSouth Corporation from 1997 to 1998. Mr. Ackerman is also a director of Home Depot and UPS.

Robert D. Beyer (Age 48)
 Director since 2006

Chief Executive Officer of The TCW Group, Inc., an investment management firm, since 2005. Mr. Beyer previously served as President and Chief Investment Officer from 2000 until 2005 of Trust Company of the West, a subsidiary of The TCW Group, Inc. Mr. Beyer is also a director of The Kroger Co. and The TCW Group, Inc.

W. James Farrell (Age 65)
 Director since 1999

Chairman of Illinois Tool Works Inc., a manufacturer of highly engineered fasteners, components, assemblies and systems, from May 1996 until his retirement in May 2006. Mr. Farrell previously served as Chief Executive Officer of Illinois Tool Works Inc. from September 1995 until August 2005. He is also a director of the Abbott Laboratories, 3M Company and UAL Corporation.

Jack M. Greenberg (Age 65)
 Director since 2002

Chairman of The Western Union Company, a money transfer service firm, since September 2006. Chairman and Chief Executive Officer of McDonald's Corporation from May 1999 until his retirement on December 31, 2002. Mr. Greenberg is also a director of Hasbro, Inc., Innerworkings, Inc., and Manpower, Inc., as well as The Western Union Company.

Ronald T. LeMay (Age 62)
 Director since 1999

Industrial Partner of Ripplewood Holdings, LLC, a private equity fund, since October 2003. Mr. LeMay also serves as Executive Chairman and as Chief Executive Officer of Last Mile Connections, Inc. since September 2005 and October 2006, respectively, and as Chairman of Aircell Corporation since July 2006. Last Mile Connections and Aircell are Ripplewood Holdings portfolio companies. Mr. LeMay is also Chairman of October Capital, a private investment company. Previously, Mr. LeMay served as Representative Executive Officer of Japan Telecom from November 2003 until the sale of the company in July 2004 and as President and Chief Operating Officer of Sprint Corporation from October 1997 until April 2003. He is also a director of Imation Corporation.

J. Christopher Reyes (Age 54)
 Director since 2002

Chairman since January 1998 of Reyes Holdings, L.L.C. and its affiliates, a privately held food and beverage distributor. Mr. Reyes is also a director of General Dynamics Corporation.

H. John Riley, Jr. (Age 67)
 Director since 1998

Chairman of Cooper Industries Ltd., a diversified manufacturer of electrical products and tools and hardware, from April 1996 until his retirement in February 2006. Mr. Riley previously served as Chairman and Chief Executive Officer of Cooper Industries, Ltd. from April 1996 until May 2005 and Chairman, President and Chief Executive Officer of Cooper Industries Ltd. from April 1996 until August 2004. He is also a director of Baker Hughes, Inc. and Westlake Chemical Corporation.

Joshua I. Smith (Age 67)
 Director since 1997

Chairman and Managing Partner since 1999 of The Coaching Group, a management consulting firm. As part of the consulting business of The Coaching Group, Mr. Smith was Vice Chairman and Chief Development Officer of iGate, Inc., a manufacturer of broadband convergence products for communications companies, from June 2000 through April 2001. Previously, Mr. Smith had been Chairman and Chief Executive Officer of The MAXIMA Corporation, a provider of technology systems support services, from 1978 until 2000. He is also a director of Caterpillar, Inc. and Federal Express Corporation.

Judith A. Sprieser (Age 54)
 Director since 1999

Chief Executive Officer of Transora, a technology software and services company, from September 2000 until March 2005. Ms. Sprieser was Executive Vice President of Sara Lee Corporation from 1998 until 2000 and also served as its Chief Financial Officer from 1994 to 1998. She is also a director of InterContinentalExchange, Inc., Reckitt Benckiser plc, Royal Ahold NV and USG Corporation.

Mary Alice Taylor (Age 58)
 Director since 2000

Mrs. Taylor is an active independent business executive. During her career she has served in senior executive positions with Fortune 100 companies until her retirement in 2000. Mrs. Taylor has served on several major public company boards. Currently, she serves on the Board of Blue Nile, Inc.

Thomas J. Wilson (Age 50)
 Director since 2006

President and Chief Executive Officer of Allstate since January 2007. Mr. Wilson previously served as President and Chief Operating Officer from June 2005 until January 2007. Mr. Wilson also served as President of Allstate Protection from 2002 to 2006, and as Chairman and President of Allstate Financial from 1999 to 2002.

Item 2
Ratification of Appointment of
Independent Registered Public Accountant

        The Audit Committee of the Board of Directors has recommended the selection and appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2008. The Board has approved the committee's recommendation. While not required, the Board is submitting the selection of Deloitte & Touche LLP, upon the committee's recommendation, to the stockholders for ratification consistent with its long-standing prior practice. If the selection is not ratified by the stockholders, the committee may reconsider its selection. Even if the selection is ratified, the committee may, in its discretion, appoint a different independent registered public accountant at any time during the year if the committee determines a change would be in the best interests of Allstate and the stockholders.

        The Audit Committee has adopted a Policy Regarding Pre-Approval of Independent Auditors' Services. The Policy is attached as Appendix A to this Notice of Annual Meeting and Proxy Statement. All of the services provided by Deloitte & Touche LLP in 2007 and 2006 were pre-approved by the committee.

        The following fees have been, or are anticipated to be, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for professional services rendered to Allstate for the fiscal years ending December 31, 2007 and December 31, 2006.

	2007	2006
Audit Fees(1)	$9,742,069	$8,945,745
Audit Related Fees(2)	$425,019	$417,420
Tax Fees(3)	$37,500	$5,900
All Other Fees	$—	$—

Total Fees	$10,204,588	$9,369,065

(1)
Fees for audits of annual financial statements, reviews of quarterly financial statements, statutory audits, attest services, comfort letters, consents and review of documents filed with the Securities and Exchange Commission.

(2)
Audit Related Fees relate to professional services such as accounting consultations relating to new accounting standards, and audits and other attest services for non-consolidated entities (i.e. employee benefit plans, various trusts, The Allstate Foundation, etc.) and are set forth below.

	2007	2006
Audits and other Attest Services for Non-consolidated Entities	$308,240	$381,770
Adoption of new accounting standards	$ 79,349	$ —
Other	$ 37,430	$ 35,650

Audit Related Fees	$425,019	$417,420

(3)	Tax fees include income tax return preparation and compliance assistance.

        Representatives of Deloitte & Touche LLP will be present at the meeting, will be available to respond to questions and may make a statement if they so desire.

        The Audit Committee and the Board of Directors unanimously recommend that stockholders vote for the ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2008 as proposed.

Item 3
Stockholder Proposal on Cumulative Voting

        Mr. Chris Rossi, P.O. Box 249, Boonville, Calif. 95415, registered owner of 2,699 shares of Allstate common stock as of November 20, 2007, intends to propose the following resolution at the Annual Meeting.

        The Board of Directors does not support the adoption of this proposal and asks stockholders to consider management's response following the proponent's statement. The Board recommends that stockholders vote against this proposal.

  Cumulative Voting

RESOLVED: Cumulative Voting. Shareholders recommend that our Board adopt cumulative voting. Cumulative voting means that each shareholder may cast as many votes as equal to number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates, as that shareholder sees fit. Under cumulative voting shareholders can withhold votes from certain nominees in order to cast multiple votes for others.

Cumulative voting won 54%-support at Aetna and 56%-support at Alaska Air in 2005. It also received 55%-support at General Motors (GM) in 2006. The Council of Institutional Investors www.cii.org has recommended adoption of this proposal topic. CaIPERS has also recommend a yes-vote for proposals on this topic.

Cumulative voting encourages management to maximize shareholder value by making it easier for a would-be acquirer to gain board representation. Cumulative voting also allows a significant group of shareholders to elect a director of its choice—safeguarding minority shareholder interests and bringing independent perspectives to Board decisions. Most importantly cumulative voting encourages management to maximize shareholder value by making it easier for a would-be acquirer to gain board representation.

Please encourage our board to respond positively to this proposal:

  Cumulative Voting

  Yes on 3

The Board recommends that stockholders vote against this proposal for the following reasons:

•
Cumulative voting is for special interests. It allows the minority to usurp the will of the majority. It lets a relatively small group of stockholders elect a director or directors to pursue interests that are not consistent with the interests of all stockholders. Directors elected by special interests could interfere with the effective functioning of the Board.

•
Allstate's bylaws require that directors receive a majority of votes cast so those that are elected truly represent a large group of shareholders.

•
Allstate's stockholders have consistently rejected cumulative voting proposals each time they have been presented since 1998.

•
The best way to elect an independent board that represents the interests of all stockholders is to have each director elected annually by the majority of votes cast, with each share entitled to one vote for each director nominee. This is the way we currently elect directors.

•
Each year, the Nominating and Governance Committee evaluates the director nominees to ensure that they are highly-qualified and represent a diversity of experience and viewpoints.

•
All of the incumbent directors standing for re-election are independent except for the chief executive officer. None of the independent directors has any material relationship to Allstate or its management.

•
Allstate's incumbent directors have been elected previously to represent the interest of all stockholders and, if a would-be acquirer ever targeted Allstate, would responsibly consider an acquisition proposal that maximized shareholder value.

•
Allstate's bylaws allow stockholders to recommend candidates for election to the Board of Directors. See pages 10-11 or go to the Corporate Governance section of allstate.com.

Item 4
Stockholder Proposal on
Special Shareholder Meetings

        Mr. Emil Rossi, P.O. Box 249, Boonville, Calif. 95415, registered owner of 6,094 shares of Allstate common stock as of November 16, 2007, intends to propose the following resolution at the Annual Meeting.

        The Board of Directors does not support the adoption of this proposal and asks stockholders to consider management's response following the proponent's statement. The Board recommends that stockholders vote against this proposal.

Special Shareholder Meetings

RESOLVED, Special Shareholder Meetings, Shareholders ask our board to amend our bylaws and any other appropriate governing documents in order that there is no restriction on the shareholder right to call a special meeting, compared to the standard allowed by applicable law on calling a special meeting.

Special meetings allow investors to vote on important matters, such as a takeover offer, that can arise between annual meetings. If shareholders cannot call special meetings, management may become insulated and investor returns may suffer.

Shareholders should have the ability to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder control over timing is especially important regarding a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

Fidelity and Vanguard support a shareholder right to call a special meeting. The proxy voting guidelines of many public employee pension funds, including the New York City Employees Retirement System, also favor this right.

Eighteen (18) proposals on this topic averaged 56%-support in 2007—including 74%-support at Honeywell (HON) according to RiskMetrics (formerly Institutional Shareholder Services).

The merits of this proposal should also be considered in the context of our company's overall corporate governance structure and individual director performance. For instance in 2007 the following structure and performance issues were reported:

  •
  The Corporate Library http://www.thecorporatelibrary.com an independent investment research firm rated our company "High Concern" in executive pay. Total actual compensation for our Chief Executive Officer, Mr. Wilson, was $28 million in 2006. Mr. Wilson's total actual pay was in the 97th percentile for the property & casualty insurance sector. The high levels of compensation relative to industry peers raised high concerns over the alignment of executive interests with shareholder interests.

  •
  We did not have an Independent Chairman—Independence concern.

  •
  No shareholder right to:

  1)
  Cumulative voting.

  2)
  Act by written consent.

  3)
  Call a special meeting.

  •
  Three of our directors held 4 or 5 director seats each — Over-extension concern.

Additionally:

  •
  Three directors were designated "Accelerated Vesting" directors by The Corporate Library-due to a director's involvement with a board that sped up stock option vesting to avoid recognizing the corresponding cost:

    Ms. Sprieser
    Mr. Greenberg
    Mr. Reyes

  •
  Mr. LeMay and Mr. Farrell were each designated as a "Problem Director."

  1)
  Mr. LeMay — due to his tenure at Sprint Corporation. Sprint's proposed merger with Worldcom led to the acceleration of $1.7 billion in stock options even though the merger ultimately failed. Sprint was sued by shareholders for this.

  2)
  Mr. Farrell due to his board service at UAL Corp., which filed Chapter 11 Bankruptcy.

The above concerns shows there is room for improvement and reinforces the reason to take one step forward now and encourage our board to respond positively to this proposal:

Special Shareholder Meetings -
Yes on 4

The Board recommends that stockholders vote against this proposal for the following reasons:

•
Special meetings of stockholders should be called only after the Chairman or the Board of Directors, duly elected by stockholders each year, has carefully considered the best interests of Allstate and its stockholders.

•
The annual stockholders' meeting is the best setting for considering important issues facing Allstate.

•
While it is possible that an important issue could arise in the 12 months between meetings, the analysis and evaluation of any such issue should be done in a thoughtful and complete fashion and subject to a thorough review by the Board. After the Board has carefully considered the issue and determined a recommended course of action for stockholder consideration, it may be appropriate to have an interim stockholder meeting, but that is best determined by the Chairman of the Board. In any event, there is a required meeting of stockholders every year.

•
Stockholders elect directors to supervise management. In order to serve the stockholders who have elected them, directors must have the opportunity to study issues, to evaluate alternatives, and to consider solutions. It often requires time to determine the results of their decisions. Their performance in representing stockholders should be and is evaluated annually, which is appropriate given the size and nature of Allstate's business.

•
The annual stockholders' meeting is held every year after the financial statements for the prior year have been audited and provided to stockholders. Issues that are important to stockholders should be considered in light of Allstate's performance as reflected in the financial statements.

•
Individual stockholders, stockholder activists, or special interest groups that do not have a significant ownership stake in Allstate stock should not have the right to call special meetings.

•
Hedge funds and others who can "borrow" shares from other stockholders for the sole purpose of voting on a particular issue and who do not have a long-term interest in Allstate's success should not be entitled to call special meetings.

•
Special stockholder meetings are expensive and time-consuming. They require extensive planning, logistics, communications, staff support, and security measures.

  •
  Allowing each and every stockholder an unlimited right to call special meetings for any purpose at any time would lead to a waste of corporate resources.

•
The proponent refers to The Corporate Library's review of our compensation and governance practices. The Corporate Library's analysis is inconsistent with generally-accepted governance best practice standards. Allstate has a history of excellent governance practices which have been recognized as well above-average by other governance rating organizations. In addition, The Corporate Library's compensation valuation methodologies are inconsistent with those prescribed by the Securities and Exchange Commission and used in our Compensation Discussion and Analysis.

Item 5
Stockholder Proposal on an
Advisory Resolution to Ratify the Compensation of the
Named Executive Officers

        AFSCME Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036, the beneficial owner of 31,413 shares of Allstate common stock as of November 27, 2007, intends to propose the following resolution at the Annual Meeting.

        The Board of Directors does not support the adoption of this proposal and asks stockholders to consider management's response following the proponent's statement. The Board recommends that stockholders vote against this proposal.

Advisory Resolution to Ratify the Compensation of the Named Executive Officers

        RESOLVED, that stockholders of Allstate request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to stockholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

        In our view, senior executive compensation at Allstate has not always been structured in ways that best serve stockholders' interests. For example, in 2006 Chairman and CEO Edward Liddy received $108,408 in all other compensation, including $79,493 for personal use of aircraft and $1,303 in tax gross-ups for $2,000 in tax preparation services.

        We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practice, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the "directors' remuneration report," which discloses executive compensation. Such a vote isn't binding, but gives shareholders a clear voice that could help shape senior executive compensation. A recent study of executive compensation in the U.K. before and after the adoption of the shareholder advisory vote there found that CEO cash and total compensation became more sensitive to negative operating performance after the vote's adoption. (Sudhakar Balachandran et al., "Solving the Executive Compensation Problem through Shareholder Votes? Evidence from the U.K." (Oct. 2007).)

        Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages.

        Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

        Accordingly, we urge Allstate's board to allow stockholders to express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote could provide Allstate with useful information about stockholders' views on the company's senior executive compensation, as reported each year, and would facilitate constructive dialogue between stockholders and the board.

        We urge stockholders to vote for this proposal.

The Board recommends that our stockholders vote against this proposal for the following reasons:

•
Allstate has a highly effective and experienced Compensation and Succession Committee.

•
The Committee is composed exclusively of independent directors, all of whom have extensive experience as executives and directors of other large companies. Through the collective experience of its members, the Committee has an in-depth understanding of executive compensation and its impact on business performance.

•
The Committee hires an independent executive compensation consultant each year to assess Allstate's executive pay levels, practices, overall program design, and financial performance as compared to its peer insurance companies.

•
The Committee applies its expertise and uses the independent consultant's assessment to carefully design and implement an executive compensation program to attract, motivate, and retain highly talented executives who drive company success.

•
An advisory vote is not necessary.

•
Stockholders can communicate concerns regarding executive compensation through existing channels. See page 11 or go to the Corporate Governance section of allstate.com.

•
The Compensation Discussion and Analysis is 44 pages long and provides complete transparency on compensation philosophy and practices.

•
An advisory vote solely on compensation is like a line item veto and is not consistent with integrating compensation philosophy and practices into the company's strategy and operating priorities.

•
Allstate's executive compensation program is based on a pay-for-performance philosophy that aligns the interests of executives with those of Allstate's stockholders.

•
When stockholders are rewarded with good company performance and stock price appreciation, executives have the opportunity to share in the same success.

•
Our executive compensation program balances annual and long-term incentive awards to align with short and long-term business goals.

•
The U.K. advisory vote process is mandated by law and applies to all public companies in the U.K. The U.K and U.S. capital markets and regulatory frameworks are very different. Adopting a policy to submit to an advisory vote would put Allstate at a competitive disadvantage as compared to other U.S. companies, including our industry peers.

Executive Compensation

Compensation Committee Report

        The Compensation and Succession Committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation and Succession Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND SUCCESSION COMMITTEE

H. John Riley (Chairman)
F. Duane Ackerman Robert D. Beyer W. James Farrell	Jack M. Greenberg Ronald T. LeMay Mary Alice Taylor

Overview

        The following provides a brief overview of the more detailed disclosure set forth in the "Compensation Discussion and Analysis" section that begins below.

  •
  Our executive compensation program has been designed to attract, motivate, and retain highly talented executives.

  •
  We provide our executive officers with the following core compensation elements: annual salary, annual cash-based short-term incentives, long-term cash-based incentives, and long-term equity-based incentives.

  •
  We use the 65th percentile of our peer insurance companies as a guideline in setting target total core compensation.

  •
  We embrace a pay-for-performance philosophy for our executives, in which variable compensation represents a large portion of potential compensation and is tied to appreciation in Allstate's stock price and Allstate's performance in achieving short-term and long-term business goals.

  •
  We use equity-based compensation to align the interests of our executives with long-term stockholder value and as a tool for retaining executive talent. Once granted, the value of these awards rises and falls with the price of Allstate stock. So, like our stockholders, our executives experience both the upside and the downside of changes in the price of Allstate stock.

  •
  We have updated our change-in-control arrangements by reducing some of the benefits payable following a change-in-control. The amended arrangements were executed on or after February 26, 2008.

  •
  We offer our executives limited perquisites.

Compensation Discussion and Analysis ("CD&A")

        This CD&A describes the executive compensation program at Allstate and specifically describes total 2007 compensation for the following named executives:

  •
  Thomas J. Wilson—President and Chief Executive Officer

  •
  Danny L. Hale—Vice President and Chief Financial Officer

  •
  Edward M. Liddy—Chairman

  •
  George E. Ruebenson—President, Allstate Protection

  •
  Eric A. Simonson—President, Allstate Investments LLC

        We believe that our success in creating stockholder value depends on our ability to attract, motivate, and retain highly talented executives. The following graph shows the cumulative total stockholder return for an initial $100 investment in Allstate common stock made on December 31 of the indicated year and compares it with the performance of the S&P 500 Property/Casualty Index* and the S&P 500 Index, assuming all dividends are reinvested quarterly. The graph provides an investor who has held Allstate common stock for periods ranging from ten years to one year with a comparison of cumulative performance.

Cumulative Total Stockholder Return for $100 Initial Investment
Made on December 31, 1997, 1998, 1999, 2000, 2001, 2002, 2003, 2004, 2005 and 2006
Allstate v. Published Indices

Value on December 31, 2007 of a $100 initial investment made on:

	12/31/1997 (10 year)	12/31/1998 (9 year)	12/31/1999 (8 year)	12/31/2000 (7 year)	12/31/2001 (6 year)	12/31/2002 (5 year)	12/31/2003 (4 year)	12/31/2004 (3 year)	12/31/2005 (2 year)	12/31/2006 (1 year)
Allstate	$143.11	$165.87	$258.94	$140.83	$178.03	$158.59	$133.48	$108.67	$101.55	$82.55
S&P P/C	$138.99	$148.75	$199.01	$128.50	$139.70	$156.73	$124.31	$112.66	$97.99	$87.00
S&P 500	$176.41	$137.46	$113.71	$125.00	$141.80	$181.72	$141.57	$127.85	$121.95	$105.48

*
Standard and Poor's discontinued the S&P Property/Casualty Index on January 1, 2002 and replaced it with the S&P 500 Property/Casualty Index. Data reflected in the above graphs reflects the performance of the current S&P 500 Property/Casualty Index members (ticker symbol S5PROP).

Compensation Philosophy

        Our compensation philosophy is based on these central beliefs:

  •
  Executive compensation should be aligned with performance and stockholder value. A significant amount of executive compensation should be in the form of equity.

  •
  The compensation of our executives should vary both with appreciation in the price of Allstate stock and with Allstate's performance in achieving strategic short and long-term business goals designed to drive stock price appreciation.

  •
  Our compensation program should inspire our executives to strive for performance that is better than the industry average.

  •
  A greater percentage of compensation should be at risk for executives who bear higher levels of responsibility for Allstate's performance.

  •
  We should provide competitive levels of compensation for competitive levels of performance and superior levels of compensation for superior levels of performance.

        Our executive compensation program has been designed around these beliefs. They serve our goal of attracting, motivating, and retaining highly talented executives to compete in our complex and highly regulated industry.

CEO Compensation

        As stated in its charter, one of the Compensation and Succession Committee's most important responsibilities is making recommendations to the Board regarding the CEO's compensation. In making these recommendations, the Committee evaluates the CEO's performance. It analyzes competitive compensation data provided by its executive compensation consultant and company performance data provided by senior management. It reviews the various elements of the CEO's compensation in the context of a total compensation package, including salary, annual cash incentive awards, long-term cash incentive awards, and equity incentive awards (including prior awards under equity compensation plans), and accrued pension benefits—as well as the value of Allstate stock holdings. The Committee presents its recommendations to the Board in the context of total compensation. In this manner, the Committee fulfills its oversight responsibilities and provides meaningful recommendations to the Board for its consideration.

Overview of Compensation Practices

        Our Compensation and Succession Committee reviews the design of our executive compensation program on an annual basis and the performance and goal setting within this design throughout the year. As part of that review, the Committee benchmarks against the following peer insurance companies for executive pay and performance comparisons:

Peer Insurance Companies

The Chubb Corporation	Safeco Corporation
Cincinnati Financial Corporation	The St. Paul Travelers Companies, Inc.
CNA Financial Corporation	Lincoln National Corporation
The Hartford Financial Services Group, Inc.	MetLife Inc.
The Progressive Corporation	Prudential Financial, Inc.

The Committee selected these insurance companies based on the fact that they are publicly-traded and based on their comparability to Allstate in the following categories: product offerings, market segment, annual revenues, assets, annual operating income, and market value. The Committee believes that these are companies against which Allstate competes for executive talent and stockholder investment. In addition, in its executive pay and performance discussions, the Committee considers information regarding American International Group and other companies in the financial services industry.

Core Elements of Executive Compensation Program

        The following table lists the core elements of our executive compensation program.

Core Element	Purpose
Annual salary	Provide a base level of competitive cash compensation for executive talent
Annual cash incentive awards	Focus executive attention on key strategic, operational, and financial measures and align awards with performance
Long-term cash incentive awards—3 year cycle	Focus executive attention on the collective achievement of long-term financial goals and align awards with performance
Stock options	Long-term incentive compensation designed to align the interests of executives with long-term shareholder value
Restricted stock units (RSUs)	Long-term incentive compensation designed to align the interests of executives with long-term shareholder value and to retain executive talent

        These core elements are designed to balance both team and individual performance. The compensation goals for incentive awards are aligned with our strategic vision to reinvent protection and retirement for the consumer and our operating priorities: consumer focus, operational effectiveness, enterprise risk and return and capital management.

        Our compensation design balances annual and long-term incentive awards to align with short and long-term business goals, respectively, along with performance. At the target level of performance, annual and long-term incentive awards are designed to constitute a significant percentage of an executive's total core compensation. The target percentages and the actual percentages for salary and annual and long-term incentive awards earned by the named executives in 2007 are shown in the following table.

	TARGET 2007 CORE COMPENSATION					ACTUAL 2007 CORE COMPENSATION
		Tied to Allstate Performance					Tied to Allstate Performance
	Salary	Target annual cash incentive awards	Target long-term awards (cash and equity)			Salary	Actual annual cash incentive awards	Actual long-term awards (cash and equity)*
			Cash	Options	RSUs			Cash	Options	RSUs
Mr. Wilson	13%	16%	18%	34%	19%	9%	25%	10%	42%	14%
Mr. Hale	19%	16%	16%	32%	17%	17%	30%	12%	27%	14%
Mr. Liddy	12%	14%	19%	36%	19%	8%	22%	12%	25%	33%
Mr. Ruebenson	17%	16%	17%	33%	17%	17%	24%	10%	32%	17%
Mr. Simonson	19%	16%	16%	32%	17%	16%	34%	11%	25%	14%

*
Reload options are not reflected in this table. As provided for in stock option awards granted in 2003 and prior years, reload options were granted in 2007 to Messrs. Wilson, Liddy, and Ruebenson. Reload options were granted to replace shares tendered in payment of the option exercise price or in payment of tax withholding requirements. For option awards granted after 2003, the Compensation and Succession Committee eliminated the reload feature and no new option awards will be granted that contain a reload feature. Reload options are included in the Summary Compensation table on page 43, Grants of Plan-Based Awards table on page 47 and Outstanding Equity at Fiscal-Year-End table on page 52.

•
Mr. Wilson's target core compensation was designed to be 13% salary and 87% incentive compensation (34% cash and 53% equity).

•
Mr. Hale's target core compensation was designed to be 19% salary and 81% incentive compensation (32% cash and 49% equity).

  •
  Mr. Liddy's target core compensation was designed to be 12% salary and 88% incentive compensation (33% cash and 55% equity).

  •
  Mr. Ruebenson's target core compensation was designed to be 17% salary and 83% incentive compensation (33% cash and 50% equity).

  •
  Mr. Simonson's target core compensation was designed to be 19% salary and 81% incentive compensation (32% cash and 49% equity).

        Actual 2007 core compensation percentages deviated from targeted 2007 core compensation percentages primarily because our actual 2007 performance with respect to the performance measures for our annual cash incentive awards was better than target levels. Therefore, the annual incentive awards were larger than the targeted amounts and thus formed a larger percentage of core compensation. Accordingly, the corresponding percentages for the other compensation elements decreased proportionately.

        The annual cash incentive awards were based on a combination of corporate and business unit performance measures and weighted as shown on page 32 of our proxy statement. The table on page 33 lists the 12 performance measures and the achievement attained relative to threshold, target, and maximum goals. On five of the measures, we achieved or exceeded the maximum goal and on four of the measures we achieved between the target and maximum goal. On three of the measures, we did not meet the target level of performance.

        Actual 2007 core compensation percentages were also affected by our performance with respect to the performance measures for the long-term cash incentive awards for the 2005-2007 cycle. Long-term cash incentive awards were based on a combination of three performance measures and weighted the same for all named executives as shown in the table on page 38. On two of these measures, we did not meet the target level of performance. We exceeded target on only one measure.

Salary

        Executive salaries are set by the Board based on the recommendations of the Compensation and Succession Committee.

  •
  In recommending executive salary levels, the Committee uses the 50th percentile of our peer insurance companies as a guideline to align Allstate's pay philosophy for competitive positioning in the market for executive talent.

  •
  The average enterprise-wide merit increase and any promotional increases are based on market data of U.S. industry and the insurance industry and are set at levels intended to be competitive.

  •
  An annual merit increase for the CEO is based on an evaluation of his performance by the Committee and the Board. Annual merit increases for the named executives other than the CEO are based on evaluations of their performance by the CEO, the Committee, and the Board, using the average enterprise-wide merit increase as a guideline.

  •
  Promotional increases are based on the increased responsibilities of the new position, and the skills and experience of the executive being promoted. Promotional increases are determined by the Committee and the Board for the CEO position. For other senior executive positions, promotional increases are determined by the Committee, the Board and the CEO.

  •
  Mr. Liddy has not received any merit or promotional salary increases since Mr. Wilson succeeded him as CEO.

Incentive Compensation

        Each year during its February meeting, the Compensation and Succession Committee approves performance measures and goals for both annual and long-term cash incentive awards. The performance measures and goals are aligned with Allstate's short and long-term objectives, and tied to our strategic vision. They are designed to reward our executives for actual performance to reflect objectives that will require significant effort and skill to achieve, and to drive stockholder value.

        After the end of the year for annual cash incentive awards and after the end of the three-year cycle for long-term cash incentive awards, the Committee reviews the extent to which we have achieved the various performance measures and approves the actual amount of all cash incentive awards. The Committee may adjust the amount of an award but has no authority to increase the amount of an award payable to any of the named executive officers other than Mr. Hale. The Compensation and Succession Committee did not exercise discretion to increase the amounts of Mr. Hale's awards. We pay the cash incentive awards in March, after the end of the year for the annual cash incentive awards and after the end of the three-year cycle for the long-term cash incentive awards.

        Typically the Committee also grants equity awards of restricted stock units and stock options on an annual basis during its February meeting. By making these awards and approving performance measures and goals for the annual and long-term cash incentive awards during the first quarter, the Committee is able to balance these elements of core compensation to align with our business goals.

        In general, the Compensation and Succession Committee sets target total core compensation, which includes salary and annual and long-term incentive awards, at the 65th percentile of our peer insurance companies based on the competitive assessment provided by its executive compensation consultant. In doing this, the Committee sets cash incentive target goals for industry comparable performance measures at levels representing better than projected industry average performance. And for market comparable performance measures used for our Allstate Investments business unit, it sets target goals at levels representing better than market performance. This practice reflects our belief in providing superior levels of compensation for superior levels of performance. The Committee's determination of the amount of the named executives' incentive awards is described below.

  Annual Cash Incentive Awards

        We maintain two stockholder-approved plans under which executive officers have the opportunity to earn an annual cash incentive award based on the achievement of performance measures over a one-year period. The Annual Covered Employee Incentive Compensation Plan governs awards to the executive officers whose compensation (other than performance-based compensation) in excess of $1 million per year is not deductible by us. This includes Messrs. Wilson, Liddy, Ruebenson, and Simonson for 2007. Annual cash incentive awards to all other executive officers are governed by and made under the Annual Executive Incentive Compensation Plan. This includes Mr. Hale for 2007. These annual incentive plans are designed to provide all of the executive officers with a cash award based on a combination of corporate and business unit performance measures for each of our main business units: Allstate Protection, Allstate Financial, and Allstate Investments. The same performance measures applied to both plans in 2007.

        For 2007, the Compensation and Succession Committee adopted corporate and business unit level annual performance measures and weighted them as applied to each of the named executives in accordance with their responsibilities for our overall corporate performance and the performance of each business unit. There are multiple performance measures for each business unit and each measure is assigned a weight expressed as a percentage of the total annual cash incentive award opportunity, with all weights for any particular named executive adding to 100%. The weighting of the performance measures at the corporate and business unit level for each named executive is shown in the following table.

ANNUAL CASH INCENTIVE AWARD PERFORMANCE MEASURES AND WEIGHTING
(ROUNDED TO NEAREST PERCENTAGE POINT)

	Messrs. Hale, Liddy and Wilson	Mr. Ruebenson	Mr. Simonson
Corporate	50%	20%	20%
Allstate Protection	35%	80%
Allstate Financial	10%
Allstate Investments	5%		80%

        The Committee weighted the performance measures to reflect each named executive's responsibility for the achievement of corporate and business unit performance. Each of these executives bears varying degrees of responsibility for the achievement of our corporate adjusted operating income per diluted share measure, therefore part of each executive's annual cash incentive award opportunity was tied to our performance on that measure. Performance measures for Mr. Wilson as president and CEO, Mr. Liddy as chairman, and Mr. Hale as chief financial officer are aligned to the entire organization because of their broad oversight and management responsibilities. Accordingly, portions of their award opportunities were based on the achievement of the performance measures for all three business units. Because Mr. Ruebenson led our Allstate Protection business unit, a much larger portion of his award opportunity was tied to the achievement of that unit's performance measures. Likewise, because Mr. Simonson led our Allstate Investments business unit, a much larger portion of his award opportunity was based on the achievement of the performance measures tied to our investment results.

        The following table lists the performance measures and related target goals for 2007 as well as the actual results. The performance measures were designed to focus executive attention on key strategic, operational, and financial measures including top line growth and profitability. A description of each performance measure is provided under the "Performance Measures" caption at the end of this CD&A.

Annual Cash Incentive Award Performance Measures(1)

Performance Measure	Target	Actual(2)	Achievement relative to threshold, target, maximum goals
Corporate-Level Performance Measure
Adjusted operating income per diluted share	$5.55	$6.56	Between target and maximum
Allstate Protection Performance Measures
Growth and profit matrix Financial product sales (production credits) Customer loyalty index	See Performance Measures $290.92 million 1.5 points	154.0% of target $299.93 million(3) -1.8 points	Between target and maximum Between target and maximum Below threshold
Allstate Financial Performance Measures
Adjusted operating income Financial product sales (production credits) Sales and return matrix	$585.0 million 6% See Performance Measures	$630.9 million -3% 296.8% of target	Exceeded maximum Below threshold Between target and maximum
Allstate Investments Performance Measures
AIC portfolio excess total return, 1-year AIC portfolio excess total return, 3-year Allstate Financial excess spread Allstate Financial high value add excess spread Allstate Financial credit loss	25.00 basis points 22.00 basis points 100.00 basis points 115.00 basis points $75.00 million	78.30 basis points 58.80 basis points 137.20 basis points 181.60 basis points $114.00 million	Exceeded maximum Exceeded maximum Exceeded maximum Exceeded maximum Below threshold

(1)
Information regarding our performance measures is disclosed in the limited context of our annual and long-term cash incentive awards and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

(2)
Stated as a percentage of target goals with a range from 0% to 300%, the actual performance comprises 276% for Corporate-Level performance, 126% for Allstate Protection performance, 224% for Allstate Financial performance and 263% for Allstate Investments performance. The weighted results stated as a percentage of the target goals for each named executive are as follows: Messrs. Wilson, Hale and Liddy- 217%, Mr. Ruebenson- 156%, and Mr. Simonson- 265%.

(3)
The Compensation and Succession Committee applied negative discretion to the actual results to reduce the impact of a one-time mid-year sales promotion that was not anticipated when this performance measure was approved in February of 2007. The adjusted actual result was reduced from $305.57 million to $299.93 million.

        For each performance measure, the Committee approved a threshold, target, and maximum goal. The target goal for the corporate level adjusted operating income per diluted share measure, which is a component of the annual cash incentive award for all named executives, was set at a level representing better than projected industry performance. Likewise, the target goal for the Allstate Protection growth and profit matrix was set at a level representing better than projected industry performance. The target goals for Allstate Investments total return and excess spread performance measures were set at levels representing better than market performance. The target goals for the other performance measures were based on evaluations of our historical performance and plans to drive projected performance.

        Target award opportunities approved by the Committee are stated as a percentage of annual base salary. Award opportunities for the named executives are capped at 300% of the target awards. Annual cash incentive awards are calculated using base salary, as adjusted by any merit and promotional increases granted during the year on a prorated basis. One of the central beliefs on which our compensation philosophy is based is that a greater percentage of compensation should be at risk for executives who bear higher levels of responsibility for our performance. Because annual cash incentive awards are compensation that is at risk, the Compensation and Succession Committee sets annual target award opportunities as a percentage of base salary for each named executive based on that executive's individual level of responsibility for contributing to our performance and overall market competiveness. Among the named executives, Mr. Wilson as president and CEO, and Mr. Liddy as the chairman, bore the most responsibility for our performance, followed by Mr. Ruebenson, who led our Allstate Protection unit, followed by Mr. Simonson, who led our Investment unit and by Mr. Hale, our chief financial officer. Accordingly, for 2007, the Committee set annual target award opportunities for the named executives, stated as a percentage of salary, as follows: Messrs: Liddy and Wilson—120%, Mr. Ruebenson—90%, and Messrs. Hale and Simonson—80%.

        In calculating the annual cash incentive awards, our achievement with respect to each performance measure is expressed as a percentage of the target goal, with interpolation applied between the threshold and target goals and between the target and maximum goals. Unless otherwise adjusted by the Committee, the amount of each named executive's annual cash incentive award is the sum of the amounts calculated using Calculation A for the corporate-level adjusted operating income per diluted share performance measure and the Allstate Financial adjusted operating income performance measure plus the sum of the amounts calculated using Calculation B for all of the other performance measures.

Calculation A

Actual performance interpolated relative to threshold and target on a range of 50% to 100% and relative to target and maximum on a range of 100% to 300%	X	Weighting	X	Target award opportunity as a percentage of salary*	X	Salary*

*
Base salary, as adjusted by any merit and promotional increases granted during the year on a prorated basis.

Calculation B

Actual performance interpolated relative to threshold and target on a range of 0% to 100% and relative to target and maximum on a range of 100% to 300%	X	Weighting	X	Target award opportunity as a percentage of salary*	X	Salary*

*
Base salary, as adjusted by any merit and promotional increases granted during the year on a prorated basis.

        The weighting for each named executive is provided on page 32. Annual cash incentive awards based on the achievement of the performance measures for 2007 are included in the amounts reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 43 and broken out separately from long-term cash incentive awards in a footnote to that table. In addition, the threshold, target and maximum annual award opportunities for 2007 are included in the Estimated Future Payouts under Non-Equity Incentive Plan Awards column in the Grants of Plan-Based Awards table on page 47.

  Long-Term Incentive Awards—Balance and Integration of Cash and Equity

        As part of total core compensation, we provide three forms of long-term incentive awards: stock options, RSUs, and long-term cash incentive awards. For each executive, these components are balanced and integrated with each other. The size of each named executive's award is determined by the Committee on the basis of the executive's position and the competitive assessment provided by the Committee's executive compensation consultant. Larger awards are granted to executives in positions with higher levels of responsibility for Allstate's long-term performance, with the chairman and the CEO's award being the largest. In addition, the size of these awards is aligned to target total core compensation at the 65th percentile of our peer insurance companies. The relative mix of various forms of these awards is driven by our objectives in providing the specific form of award, as described below.

  Long-Term Incentive Awards—Equity

        As stated in our compensation philosophy, we believe that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be at risk for executives who bear higher levels of responsibility for Allstate's performance. Consistent with that philosophy, the size of stock options and restricted stock unit awards granted by the Compensation and Succession Committee are usually larger for executives with the broadest scope of responsibility. However, from time to time, larger equity awards are granted to attract new executives.

  Stock options

        Stock options represent the opportunity to buy shares of our stock at a fixed exercise price at a future date. We use them to align the interests of our executives with long-term stockholder value.

        Key elements:

  •
  Under our stockholder-approved equity incentive plan, the exercise price cannot be less than the fair market value of a share on the date of grant.

  •
  All stock option awards have been made in the form of nonqualified stock options.

  •
  Our stock options vest over stated vesting periods measured from the date of grant.

  •
  The options granted to the named executives in 2007 become exercisable in four installments of 25% on the first four anniversaries of the grant date and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Compensation and Succession Committee.

  RSUs

        Each RSU represents our promise to transfer one fully vested share of stock in the future if and when the restrictions expire (when the RSU "vests"). RSUs are linked to stockholder value and are a tool for retaining executive talent.

        Key elements:

  •
  The RSUs granted to the named executives in 2007 vest in one installment on the fourth anniversary of the date of grant, except in certain change-in-control situations or under other special circumstances approved by the Compensation and Succession Committee.

  •
  Our RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Allstate common stockholders.

        Unlike options, RSUs retain some value even if the price of the stock declines. Because RSUs are based on and payable in stock, they serve to reinforce the alignment of interests of our executives and our stockholders. In addition, because RSUs have a real, current value that is forfeited, except in some circumstances, if an executive terminates employment before the RSUs vest, they provide a significant retention incentive. Under the terms of the RSU awards, the executives have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares.

  Timing of Equity Awards and Grant Practices

        As indicated above, the Compensation and Succession Committee grants equity incentive awards on an annual basis during its February meeting. However, from time to time, the Committee makes an award in connection with the hiring of, or a change in the role or responsibilities of, an executive or in recognition of an executive's achievement of a goal or extraordinary service. The Committee grants awards during meetings at which a quorum is present, not by written consent. The February meeting during which the Committee makes the annual equity incentive awards is held after the issuance of our prior fiscal year-end earnings press release. In the event that the Committee is advised that material information about Allstate has not been publicly disclosed, the Committee will postpone the granting of such annual awards until such time as all material information has been publicly disclosed. For additional information on the Committee's practices, see the Corporate Governance section of this proxy statement.

  Stock Ownership Guidelines

        The named executives can use their equity incentive awards to satisfy our stock ownership goals. Because we believe strongly in linking the interests of management with those of our stockholders, we instituted stock ownership goals in 1996 that require each of the named executives to own, within five years of the date of assuming a senior management position, common stock, including RSUs and restricted stock, worth a multiple of base salary including merit and promotional increases over time. Unexercised stock options do not count towards meeting the stock ownership guidelines. For the CEO and chairman, the goal is seven times salary. Messrs. Wilson and Liddy held over 12 times and 26 times salary, respectively as of December 31, 2007. For the other named executives, the goal is four times salary. Messrs. Hale, Ruebenson and Simonson each held over 6 times, 3 times, and 6 times salary, respectively as of December 31, 2007. Each of the named executives, except for Mr. Ruebenson, meets or exceeds his respective goals as of December 31, 2007. Mr. Ruebenson has until November 2008 to reach his ownership goal. In accordance with our policy on insider trading, the named executives are prohibited from engaging in transactions with respect to any securities issued by Allstate or any of its subsidiaries that might be considered speculative or regarded as hedging, such as selling short or buying or selling options.

  Variation in Total Value of Allstate Equity Holdings Including Outstanding Awards as a Result of Change in Stock Price

        The following two charts illustrate how cumulative stockholder returns affect the total value of the named executives' equity holdings including the shares of Allstate common stock that they own and their outstanding options, restricted stock and RSUs. The first chart illustrates the total value of shares of Allstate stock owned plus the total value of all outstanding equity awards held by each named executive as of December 31, 2007 using the price of Allstate stock as of the end of 2002, 2003, 2004, 2005, 2006, and 2007. Because the chart is based on stock and awards held as of December 31, 2007, it does not reflect year-to-year changes due to new awards, the exercise or forfeiture of awards, or sales or acquisition of shares throughout the five year period. The change in the total value of the named executives' shares of stock owned and outstanding restricted stock and RSU awards generally varies with cumulative stockholder returns for Allstate.

        The second chart displays actual cumulative stockholder returns over the same period calculated consistently with those reported on page 27 since December 31, 2002.

Cumulative Stockholder Return Indexed to December 31, 2002

  Long-Term Incentive Awards—Cash

        Long-term cash incentive awards are designed to reward executives for collective results attained over a three-year performance cycle. The Compensation and Succession Committee adopts performance measures and threshold, target and maximum goals for long-term cash incentive awards at the beginning of each three-year cycle and a new cycle starts every year. For the 2005-2007 cycle, there were three performance measures. The target goals for each performance measure, the actual results, and the relative weight of each measure are shown in the following table. The selection and weighting of these measures is intended to focus executive attention on the collective achievement of Allstate's long-term financial goals across its various product lines. A description of each performance measure is provided under the "Performance Measures" caption at the end of this CD&A.

LONG-TERM CASH INCENTIVE AWARDS, 2005-2007 CYCLE
PERFORMANCE MEASURES, WEIGHTING, AND TARGET GOALS(1)

Performance Measures	Percentage weight of the total potential award(2)	Target	Actual	Achievement relative to threshold, target, maximum goals(3)
Average adjusted return on equity	50%	6th position relative to peers	4th position relative to peers	Between target and maximum
Allstate Protection growth in policies in force over the 3-year cycle	25%	5.0%	1.6%	Below threshold
Allstate Financial growth in retail premiums and deposits over the 3-year cycle	25%	10.0%	-17.7%	Below threshold

(1)
Information regarding our performance measures is disclosed in the limited context of our annual and long-term cash incentive awards and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

(2)
Same weight applied for all named executives.

(3)
Stated as a percentage of target goals with a range from 0% to 300%, the actual performance comprises 200% for the average adjusted return on equity measure, 0% for the Allstate Protection measure and 0% for the Allstate Financial measure. The weighted results for all three measures stated as a percentage of the target goals for all the named executives was 100%.

        The target goal for the average adjusted return on equity was set at a level representing average projected industry performance. The target goals for Allstate Protection growth in policies in force over the 3-year cycle and Allstate Financial growth in retail premiums and deposits over the 3-year cycle were based on evaluations of our historical performance and plans to drive projected performance.

        The average adjusted return on equity measure compares Allstate's performance to the peer insurance companies listed on page 28. Allstate's ranked position relative to this peer group determines the percentage of the total target award for this performance measure to be paid, as indicated in the following table. However, no payment is made unless the average adjusted return on equity exceeds the average risk free rate of return on three-year Treasury notes over the three-year cycle, plus 200 basis points, regardless of Allstate's standing compared to the peer group. For the 2005-2007 cycle, we achieved the 4th position and exceeded the target level of performance. In addition, the average adjusted return on equity exceeded the average risk free rate of return by 1,526 basis points.

AVERAGE ADJUSTED RETURN ON EQUITY RELATIVE
TO PEER GROUP, 2005-2007 CYCLE

	Peer Position	% of Target Award
Threshold	9-11 8 7	0 60 80	% % %
Target	6 5 4 3	100 150 200 250	% % % %
Maximum	1-2	300%

        Target award opportunities approved by the Committee are stated as a percentage of annual base salary. Award opportunities for the named executives are capped at 300% of the target awards. Awards for each cycle are calculated using base salary in effect at the beginning of the cycle, as adjusted by any promotional increases granted during the course of the cycle on a prorated basis. For the 2005-2007 cycle, the long-term cash incentive target awards for the named executives, as a percentage of base salary, were as follows: Mr. Wilson-100% for the portion of the cycle prior to his promotion to chief operating officer in June 2005, 120% for the portion of the cycle after his promotion to chief operating officer and prior to his promotion to CEO in January 2007 and 140% for the remainder of the cycle, Mr. Liddy-155%, Messrs. Hale and Simonson-80%, and Mr. Ruebenson-70% for the portion of the cycle prior to his promotion to President of Allstate Protection, and 100% for the remainder of the cycle. The size of these target awards is based on each executive's level of responsibility for contributing to our long-term performance and overall market competitiveness.

        Unless otherwise adjusted by the Committee, in calculating the long-term cash incentive awards, our achievement with respect to each performance measure for a particular cycle is expressed as a percentage of the target goal with interpolation applied between threshold and target goals and between target and maximum goals. The amount of each named executive's award is the sum of the amounts calculated using the following calculation for all of the long-term cash incentive performance measures.

Actual performance interpolated relative to threshold and target on a range of 0% to 100% and relative to target and maximum on a range of 100% to 300%	X	Weighting	X	Target award opportunity as a percentage of salary*	X	Salary*

*
Base salary in effect at the beginning of the cycle, as adjusted by any promotional increases granted during the course of the cycle on a prorated basis.

        The weighting for each named executive is provided on page 38. Long-term cash incentive awards based on the achievement of the performance measures for the 2005-2007 cycle were paid in March 2008 and are included in the amounts reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table and broken out separately from annual cash incentive awards in a footnote to that table. The threshold, target and maximum long-term cash incentive award opportunities for the 2007-2009 cycle are included in the Estimated Future Payouts under Non-Equity Incentive Plan Awards column in the Grants of Plan-Based Awards table.

Other Elements of Compensation

        To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we provide the benefits listed in the following table. We do not provide executives with separate dining or other facilities, or individually owned life insurance policies, and we do not maintain real property for the exclusive personal use or enjoyment by executives. Our Board encourages the chairman and CEO to use our corporate aircraft in order to deal with job responsibilities and time constraints and to avoid the risks of commercial air travel.

Benefit or Perquisite	Named Executives	Other Officers and Certain Managers	All Full-time and Regular Part-time Employees
401(k)(1) and defined benefit pension	✓	✓	✓
Supplemental retirement benefit	✓	✓
Health and welfare benefits(2)	✓	✓	✓
Supplemental long-term disability and executive physical program	✓	✓(3)
Deferred compensation	✓	✓
Tax preparation and financial planning services	✓	✓(4)
Cell phones, ground transportation and personal use of aircraft	✓	✓(5)

(1)
Allstate contributed $1.42 for every dollar of basic pre-tax deposits made in 2007 (up to 5 percent of eligible pay) for participants not eligible for an annual cash incentive award. For participants who are eligible to receive an annual cash incentive award, including the named executive officers, Allstate contributed $1.00 per $1.00 of basic pre-tax deposits (up to 5 percent of eligible pay).

(2)
Including medical, dental, vision, life, accidental death and dismemberment, long-term disability and group legal insurance.

(3)
An executive physical program is available to all officers.

(4)
All officers are eligible for tax preparation services. Financial planning services are provided to the senior management team only.

(5)
Ground transportation is available to members of the senior management team only. In limited circumstances approved by the CEO or chairman, members of our senior management team are permitted to use our corporate aircraft for personal purposes. Cell phones are available to members of the senior management team, other officers and certain managers, and certain employees depending on their job responsibilities.

Retirement Benefits

        Each named executive officer participates in two different defined benefit pension plans. The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of our regular full-time and regular part-time employees who meet certain age and service requirements. The purpose of the ARP is to provide an assured retirement income related to an employee's level of compensation and length of service at no cost to the employee. This benefit can supplement other sources of income such as our 401(k) plan, social security, personal savings, and other assets. As the ARP is a tax qualified plan, federal tax law places limits on (1) the amount of an individual's compensation that can be used to calculate plan benefits and (2) the total amount of benefits payable to a participant under the plan on an annual basis. These limits may result in a lower benefit under the ARP than would have been payable if the limits did not exist for certain of our employees. Therefore, the Allstate Insurance Company Supplemental Retirement Income Plan (SRIP) was created for the purpose of providing ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits described above did not exist.

        In addition to the ARP and SRIP, Mr. Liddy has a supplemental nonqualified retirement benefit agreement which provides for additional years of vesting and credited service. Mr. Liddy was provided with a pension enhancement to compensate for retirement benefits that he was foregoing in changing employers.

Change-in-Control and Post-Termination Benefits

        We do not view the change-in-control benefits or post-termination benefits as additional elements of compensation due to the fact that a change-in-control or other triggering event may never occur. However, the use and structure of our change—in-control and post-termination plans are consistent with our compensation objectives to attract, motivate and retain highly talented executives. In addition, we believe the change-in-control arrangements preserve morale and productivity, provide a long-term commitment to job stability and financial security, and encourage retention in the face of the possibly disruptive impact of an actual or potential change-in-control of Allstate. Our change-in-control policies ensure that the interests of our executives will be materially consistent with the interests of our shareholders when considering corporate transactions.

        Our change-in-control arrangements are intended to reassure executives that they will receive previously deferred compensation and that prior equity grants will be honored because decisions as to whether to provide these amounts are not left to management and the directors in place after a change-in-control. We also provide certain protections for annual and long-term incentive awards, and benefits if an executive's employment is terminated within a specific period after a change-in-control. These benefits following a change-in-control are intended to provide executives with sufficient incentive to stay with Allstate in the event of a change-in-control, and provide executives with some measure of job and financial security so that they are not distracted from working on behalf of stockholders prior to or after a change-in-control. The change-in-control and post-termination arrangements which are described in the "Potential Payments as a Result of Termination or Change-in-Control" section are not provided exclusively to the named executives. With the exception of the pension benefit enhancement for Mr. Liddy, a larger group of management employees, and with respect to certain cash severance benefits all regular full-time and regular part-time employees, are eligible to receive the post-termination benefits described in this section.

        In 2007, the Compensation and Succession Committee directed its executive compensation consultant to review the change-in-control arrangements afforded Allstate's officers relative to competitive practice, generally and within the industry. The resulting analysis showed that Allstate's arrangements were generally consistent with market practice. However, the analysis did identify certain benefits, related to potential payments upon change-in-control, that were not aligned with current market practice. In addition, Allstate identified various provisions of the change-in-control agreements that required revision to comply with new Internal Revenue Service regulations. In November 2007, the Committee approved amended agreements effective December 31, 2007, which Messrs. Ruebenson, Simonson and Wilson executed on or after February 26, 2008. The following is a summary of the more significant changes:

  •
  The change-in-control severance payment will no longer include a multiple of the annualized long-term cash incentive award.

  •
  The definition of good reason was amended to eliminate severance benefits if the named executive voluntarily elects to terminate employment during the 13th month following a change-in-control.

  •
  The period during which change-in-control protections remain in force was reduced from three years to two years following a change-in-control.

Both Mr. Hale and Mr. Liddy elected to terminate their change-in-control agreements on February 26, 2008 in light of their retirements on March 31, 2008 and April 30, 2008, respectively.

Impact of Tax Considerations on Compensation

        We are subject to a limit of $1 million per executive on the amount of the tax deduction we are entitled to take for compensation paid in a year to our CEO and the three other most highly compensated officers as of the last day of the fiscal year in which the compensation is paid unless the compensation meets specific standards. We may deduct more than $1 million in compensation if the standards are met, including that the compensation is "performance based" and is paid pursuant to a plan that meets certain requirements. The Compensation and Succession Committee considers the impact of this rule in developing, implementing and administering our compensation programs, and balances this rule with our goal of structuring compensation programs that attract, motivate, and retain highly talented executives.

        Our compensation programs are designed and administered so that payments to affected executives can be fully deductible. However, in light of the balance mentioned above and the need to maintain flexibility in administering compensation programs, in any year we may authorize compensation in excess of $1 million that does not meet the required standards for deductibility. The amount of compensation paid in 2007 that was not deductible for tax purposes was $9,748,627.

        The Internal Revenue Code was amended effective January 1, 2005 to impose tax, interest and penalties on the recipients of deferred compensation that does not meet specified requirements. (The requirements do not apply to the Allstate Retirement Plan and our 401(k) plan.) We believe that we are operating in good faith compliance with the specified requirements, and intend to structure all deferred compensation so the recipients can avoid being subject to the tax, interest and penalties imposed by the new law.

Summary Compensation Table for 2007 and 2006 and Grants of Plan-Based Awards Table for 2007

        The following tables summarizes the total compensation of each of Allstate's named executive officers, including Mr. Wilson and Mr. Hale, Allstate's CEO and chief financial officer, for the fiscal years 2007 and 2006.

SUMMARY COMPENSATION TABLE(1)

NAME(2)	YEAR	SALARY ($)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(4)		NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(6)		ALL OTHER COMPENSATION ($)(7)	TOTAL ($)
Thomas J. Wilson, II (President and Chief Executive Officer)	2007 2006	957,596 825,584	1,594,980 1,425,678	3,094,995 2,206,938		3,551,118 2,655,828	147,203 605,793	(8) (9)	79,449 111,234	9,425,341 7,831,055
Danny L. Hale (Vice President and Chief Financial Officer)	2007 2006	603,306 581,082	516,592 1,098,336	1,076,855 1,655,660	(10)	1,486,043 1,592,597	50,433 64,173	(11) (12)	29,783 28,533	3,763,012 5,020,381
Edward M. Liddy (Chairman)	2007 2006	1,225,008 1,211,545	4,898,848 4,969,223	7,646,912 7,224,274		4,947,361 5,338,086	1,451,346 5,132,247	(13) (14)	91,658 108,408	20,261,133 23,983,783
George E. Ruebenson (President, Allstate Protection)	2007	564,335	817,869	1,403,529		1,144,396	188,684	(15)	37,602	4,156,415
Eric A. Simonson (President, Allstate Investments, LLC)	2007 2006	613,068 570,852	510,368 1,082,184	963,378 1,523,000		1,718,184 1,388,767	329,520 324,487	(16) (17)	31,939 31,187	4,166,457 4,920,477

(1)
As described in footnotes 3 and 4, the accounting treatment of stock and option awards is substantially different for the named executives who are retirement eligible compared to those who are not. In order to enhance internal and external comparability, we are providing the following alternative summary compensation table. In calculating the value of the stock and option awards for this alternative table, we assumed that none of the named executives were retirement eligible on December 31, 2007 and 2006. In all other respects, the values were calculated in accordance with FAS123R disregarding any estimate of forfeitures. As provided for in stock option awards granted in 2003 and prior years, reload options were granted in 2007 to Messrs. Wilson, Liddy, and Ruebenson. Reload options were granted to replace shares tendered in payment of the option exercise price or in payment of tax withholding requirements. For options awards granted after 2003, the Compensation and Succession Committee eliminated the reload feature and no new option awards will be granted that contain a reload feature.

SUMMARY COMPENSATION TABLE IF NAMED EXECUTIVES WERE NOT RETIREMENT ELIGIBLE

	YEAR	SALARY ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NON QUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Mr. Wilson	2007 2006	957,596 825,584	1,594,980 1,425,678	3,094,995 2,206,938	3,551,118 2,655,828	147,203 605,793	79,449 111,234	9,425,341 7,831,055
Mr. Hale	2007 2006	603,306 581,082	644,668 880,379	1,157,483 1,034,759	1,486,043 1,592,597	50,433 64,173	29,783 28,533	3,971,716 4,181,523
Mr. Liddy	2007 2006	1,225,008 1,211,545	3,220,978 2,521,193	5,486,777 4,355,007	4,947,361 5,338,086	1,451,346 5,132,247	91,658 108,408	16,423,128 18,666,486
Mr. Ruebenson	2007	564,335	425,812	716,623	1,144,396	188,684	37,602	3,077,452
Mr. Simonson	2007 2006	613,068 570,852	706,529 692,531	1,086,452 999,613	1,718,184 1,388,767	329,520 324,487	31,939 31,187	4,485,692 4,007,437

Footnotes continue

(2)
Mr. Ruebenson was not a named executive for the fiscal year 2006.

(3)
The compensation cost recognized in our 2007 audited financial statements for RSU awards for 2007 and restricted stock and RSU awards in previous years, computed in accordance with FAS 123R disregarding any estimate of forfeitures. Under FAS 123R, the cost of these awards must be amortized over the shorter of the vesting period or the period ending on the executive's retirement eligibility date. Because each of Messrs. Liddy, Hale and Simonson was or became retirement eligible during 2006, this cost includes the entire grant date fair value of their 2007 and 2006 RSU awards for fiscal year 2007 and 2006, respectively, even though the restrictions expire in one or more installments over four years and expiration is not accelerated upon retirement. In addition, because he became retirement eligible in January of 2006, the cost for Mr. Liddy in 2006 includes the cost for RSU and restricted stock awards that had been granted in 2003 through 2005 but had not been previously recognized in our financial statements. Mr. Hale received a new hire award of restricted stock on January 7, 2003 that vested in total on January 7, 2007. Messrs. Hale and Simonson were both retirement eligible prior to January 1, 2006 and as a result their prior awards, including Mr. Hale's new hire award, had all previously been expensed. Thus, the only expense for them in 2006 was associated with the 2006 awards. None of the named executives forfeited any restricted stock or RSU awards in 2007. The number of RSUs granted in 2007 to each named executive is provided in the Grants of Plan-Based Awards table on page 47. The fair value of RSU and restricted stock awards is based on the market value of Allstate's stock as of the date of grant. The market value of Allstate stock was $62.24, $53.84, $52.57, $45.96, and $31.78 on February 20, 2007, February 21, 2006, February 22, 2005, February 6, 2004, and February 7, 2003, respectively, the dates of grant.

(4)
The compensation cost recognized in our 2007 audited financial statements for stock option awards for 2007 and previous years, computed in accordance with FAS 123R disregarding any estimate of forfeitures. Under FAS123R, the cost of these stock option awards must be amortized over the shorter of the vesting period or the period ending on the executive's retirement eligibility date. Because each of Messrs. Liddy, Hale and Simonson was or became retirement eligible during 2006, this cost includes the entire grant date fair value of their 2007 and 2006 stock option awards for fiscal year 2007 and 2006, respectively, even though the awards vest in installments over four years and vesting is not accelerated upon retirement. In addition, because he became retirement eligible in January of 2006, the cost for Mr. Liddy in 2006 includes the cost for stock option awards that had been granted in 2002 through 2005 but had not been previously recognized in our financial statements. Messrs. Hale and Simonson were both retirement eligible prior to January 1, 2006. As a result, Mr. Simonson's prior awards had all previously been expensed, thus, the only expense for him in 2006 was associated with the 2006 award. Mr. Hale received a new hire award of stock options on January 7, 2003 that vested in two equal installments, the first installment vested on the third anniversary, January 7, 2006, and the last installment vested on the fifth anniversary, January 7, 2008. As a result, with the exception of the new hire award, his prior awards had all previously been expensed. None of the named executives forfeited option awards in 2007 and 2006. The fair value of each option award is estimated on the date of grant using a binomial lattice model for the 2007, 2006 and 2005 awards and the Black-Scholes option-pricing model for the 2004, 2003 and 2002 awards. The fair value of each option award is estimated on the date of grant using the assumptions as set forth in the following table:

	2007	2006	2005	2004	2003	2002
Weighted average expected term	6.9 years	7.1 years	7.3 years	6 years	6 years	6 years
Expected volatility	14.4 - 37.7%	17.0 - 30.0%	12.8 - 30.0%	30%	30%	30%
Weighted average volatility	23.2%	28.1%	27.4%	—	—	—
Expected dividends	2.3%	2.6%	2.4%	2.4%	2.7%	2.5%
Risk-free rate	2.8 - 5.3%	4.3 - 5.2%	2.3 - 4.5%	3.3%	3.2%	3.3%

As provided for in stock option awards granted in 2003 and prior years, reload options were granted in 2007 to Messrs. Wilson, Liddy, and Ruebenson. Reload options were granted to replace shares tendered in payment of the option exercise price or in payment of tax withholding requirements. For options awards granted after 2003, the Compensation and Succession Committee eliminated the reload feature and no new option awards will be granted that contain a reload feature. The break-down of their compensation costs for 2007 is as follows:

	Stock options awarded in 2007 and prior years	Reload options issued in 2007
Mr. Wilson	$3,003,542	$ 91,453
Mr. Liddy	$3,784,819	$3,862,093
Mr. Ruebenson	$1,381,722	$ 21,807

The number of options granted in 2007 to each named executive is provided in the Grants of Plan-Based Awards table.

Footnotes continue

(5)
Amounts earned under the Annual Executive Incentive Plan and the Annual Covered Employee Incentive Compensation Plan are paid in the year following performance unless they exceed limits specified under the plans. Amounts earned under Allstate's Long-Term Executive Incentive Compensation Plan are paid in the year following the performance cycle unless they exceed limits specified under the plan. Amounts in excess of the limits are automatically deferred and paid pursuant to the terms of the Deferred Compensation Plan. The amounts shown in the table above include amounts earned in 2007 and 2006 and payable under these plans in 2008 and 2007, respectively. None of these awards exceeded plan-specified limits and consequently no portion of any of these awards was automatically deferred. The break-down for each component is as follows:

Name	Year	Annual Cash Incentive Award Amount	Cycle	Long-Term Cash Incentive Award Amount
Mr. Wilson	2007 2006	$2,504,504 $1,894,112	2005-2007 2004-2006	$1,046,614 $ 761,716
Mr. Hale	2007 2006	$1,050,040 $1,193,597	2005-2007 2004-2006	$ 436,003 $ 399,000
Mr. Liddy	2007 2006	$3,195,873 $3,733,067	2005-2007 2004-2006	$1,751,488 $1,605,019
Mr. Ruebenson	2007	$ 797,725	2005-2007	$ 346,671
Mr. Simonson	2007 2006	$1,302,187 $1,023,967	2005-2007 2004-2006	$ 415,997 $ 364,800
(6)
Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2007 and 2006. These are benefits under the Allstate Retirement Plan (ARP), the Allstate Insurance Company Supplemental Retirement Income Plan (SRIP), and the pension benefit enhancement for Mr. Liddy. Non-qualified deferred compensation earnings are not reflected since our Deferred Compensation Plan does not provide above-market earnings. For 2007 and 2006, the pension plan measurement date used for financial statement reporting purposes, October 31, as well as the methodology employed for purposes of Allstate's financial statements, were used in the calculation of the change in present value. (See note 16 to our audited financial statements for 2007.)

(7)
The "All Other Compensation for 2007—Supplemental Table" below provides details regarding the amounts for 2007 for this column.

(8)
Reflects increases in the actuarial value of the benefits provided to Mr. Wilson pursuant to the ARP and SRIP of $19,850 and $127,353, respectively.

(9)
Reflects increases in the actuarial value of the benefits provided to Mr. Wilson pursuant to the ARP and SRIP of $30,510 and $575,283, respectively.

(10)
Due to an omission, the compensation cost for Mr. Hale's stock option awards for 2006 was understated in the prior year's Summary Compensation Table by $102,200. The correct amount for 2006 is reflected in this column..

(11)
Reflects increases in the actuarial value of the benefits provided to Mr. Hale pursuant to the ARP and SRIP of $6,008 and $44,425, respectively.

(12)
Reflects increases in the actuarial value of the benefits provided to Mr. Hale pursuant to the ARP and SRIP of $7,445 and $56,728, respectively.

(13)
Reflects increases in the actuarial value of the benefits provided to Mr. Liddy pursuant to the ARP, SRIP, and pension benefit enhancement of $75,562, $1,375,784 and $0, respectively.

(14)
Reflects increases in the actuarial value of the benefits provided to Mr. Liddy pursuant to the ARP, SRIP, and pension benefit enhancement of $69,146, $3,260,580 and $1,802,521, respectively.

(15)
Reflects increases in the actuarial value of the benefits provided to Mr. Ruebenson pursuant to the ARP and SRIP of $48,645 and $140,039, respectively.

(16)
Reflects increases in the actuarial value of the benefits provided to Mr. Simonson pursuant to the ARP and SRIP of $52,639, and $276,881, respectively.

(17)
Reflects increases in the actuarial value of the benefits provided to Mr. Simonson pursuant to the ARP and SRIP of $44,520, and $279,967, respectively.

ALL OTHER COMPENSATION FOR 2007—SUPPLEMENTAL TABLE
(In dollars)

Name		Personal Use of Aircraft(1)	Tax Gross-Ups(2)	401(k) Match(3)	Other(4)	Total All Other Compensation
Mr. Wilson	2007	30,294	5,310	11,250	32,595	79,449
Mr. Hale	2007	0	1,303	11,250	17,230	29,783
Mr. Liddy	2007	52,067	1,303	11,250	27,038	91,658
Mr. Ruebenson	2007	0	1,303	11,250	25,049	37,602
Mr. Simonson	2007	0	1,303	11,250	19,386	31,939

(1)
The amount reported for personal use of aircraft is based on the incremental cost method. The incremental cost of aircraft use is calculated based on average variable costs to Allstate. Variable operating costs include fuel, maintenance, weather-monitoring, on-board catering, landing/ramp fees, and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of flight hours flown by the aircraft to derive an average variable cost per flight hour. This average variable cost per flight hour is then multiplied by the flight hours flown for personal use to derive the incremental cost. This method of calculating the incremental cost excludes fixed costs that do not change based on usage, such as pilots' and other employees' salaries, costs incurred in purchasing the aircraft, and non-trip related hangar expenses. For tax purposes, income is imputed to the executive for non-business travel based on a multiple of the Standard Industry Fare Level (SIFL) rates. In the interest of transparency, we estimate the personal use results in an increase in corporate income tax expense of approximately $122,154 (which is not included in this column).

(2)
The amount reimbursed for the payment of taxes with respect to imputed income for tax preparation services. We eliminated tax gross-ups for imputed income relating to tax preparation services, effective January 1, 2008.

(3)
Each of the named executives participated in our 401(k) plan during 2007. The amount shown is the amount allocated to their accounts as employer matching contributions.

(4)
"Other" consists of premiums for group life insurance and personal benefits and perquisites consisting of cell phones, tax preparation services, financial planning, executive physicals, ground transportation and supplemental long-term disability coverage. For each of the named executives, the aggregate incremental costs of each of these personal benefits and perquisites did not exceed the greater of $25,000 or 10% of the total amount of personal benefits and perquisites for such executive. There was no incremental cost for use of the cell phone. We provide supplemental long-term disability coverage to regular full-time and regular part-time employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the Allstate Group Long Term Disability Insurance Plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2007 and so no incremental cost is reflected in the table.

GRANTS OF PLAN-BASED AWARDS AT FISCAL YEAR-END 2007(1)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)						Grant Date Fair Value ($)(4)
Name	Grant Date	Plan Name	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Shr)(3)	Stock Awards	Option Awards
Mr. Wilson	Feb. 20, 2007 Apr. 30, 2007	Long-term cash incentive, 2007-2009 cycle Annual cash incentive Reload options(5)	0 309,600	1,344,000 1,152,000	4,032,000 3,456,000	22,385	262,335 37,091	$62.24 $62.32	1,393,242	4,226,216 487,746
Mr. Hale	Feb. 20, 2007	Long-term cash incentive, 2007-2009 cycle Annual cash incentive	0 129,803	195,668 482,988	587,004 1,448,964	8,300	60,500	$62.24	516,592	974,655
Mr. Liddy	Feb. 20, 2007 Apr. 23, 2007	Long-term cash incentive, 2007-2009 cycle Annual cash incentive Reload options(5)	0 395,066	843,894 1,470,010	2,531,683 4,410,030	78,709	234,936 295,493	$62.24 $62.13	4,898,848	3,784,818 3,862,093
Mr. Ruebenson	Feb. 20, 2007 Apr. 13, 2007	Long-term cash incentive, 2007-2009 cycle Annual cash incentive Reload options(5)	0 51,188	550,008 511,882	1,650,024 1,535,646	9,100	65,800 2,359	$62.24 $61.33	566,384	1,060,038 33,922
Mr. Simonson	Feb. 20, 2007	Long-term cash incentive, 2007-2009 cycle Annual cash incentive	0 49,115	464,006 491,150	1,392,019 1,473,450	8,200	59,800	$62.24	510,368	963,378

(1)
Awards under the Annual Covered Employee Incentive Compensation Plan, the Annual Executive Incentive Compensation Plan, the Long-Term Executive Incentive Compensation Plan, and the 2001 Equity Incentive Plan.

(2)
If any named executive retires before December 31, 2008, his award must be prorated in accordance with the terms of our Long-Term Executive Incentive Compensation Plan. Accordingly, Mr. Hale's award has been prorated to reflect his retirement as of March 31, 2008 and Mr. Liddy's award has been prorated to reflect his retirement as of April 30, 2008.

(3)
The exercise price of each option is equal to the fair market value of Allstate's common stock on the date of grant. Fair market value is equal to the closing sale price on the date of grant or, if there was no such sale on the date of grant, then on the last previous day on which there was a sale.

(4)
The aggregate grant date fair value of restricted stock unit (RSU) and stock option awards for 2007, computed in accordance with FAS123R. The assumptions used in the valuation are discussed in note 17 to our audited financial statements for 2007.

(5)
As provided for in stock option awards granted in 2003 and prior years, reload options were granted in 2007 to Messrs. Wilson, Liddy, and Ruebenson. Reload options were granted to replace shares tendered in payment of the option exercise price or in payment of tax withholding requirements. The exercise price of the reload options is equal to the fair market value of Allstate's common stock on the reload option grant date. For option awards granted after 2003, the Compensation and Succession Committee eliminated the reload feature and no new option awards will be granted that contain a reload feature.

        The tables set forth above, the Summary Compensation Table and the Grants of Plan-Based Awards table, detail the specific cash and non-cash compensation earned by, awarded to, or paid to the named executives during 2006 and 2007 and for the All Other Compensation—Supplemental Table during 2007. The following discussion of incentive compensation for 2007 elaborates on the more general information provided above in the CD&A.

  CEO Compensation

        The amount of Mr. Wilson's total compensation and the amount of each element are driven by the design of our compensation plans, his years of experience, and the scope of his duties, including his responsibilities for Allstate's overall strategic direction, performance, and operations, as well as the Compensation and Succession Committee's analysis of competitive compensation data for CEOs of peer insurance companies and general CEO compensation practices prevailing in the U.S. Because of his leadership responsibilities, his leadership experience, and his ultimate accountability for performance of the company, the Committee awarded him higher salary and larger equity and annual cash incentive awards as compared to the executive officers who report to him. In addition, because Mr. Wilson earns final average pay benefits under our defined benefit pension plans, the change in his pension value was significantly larger than that of Mr. Hale who earns cash balance benefits.

  Chairman Compensation

        As part of its succession planning at the end of 2006, the Board asked Mr. Liddy to stay on as chairman until the spring of 2008 in order to transition Mr. Wilson into his new role as president and CEO. In evaluating Mr. Liddy's compensation package, the Compensation and Succession Committee and the Board considered Mr. Liddy's new role, the length of time he would be serving as chairman, and general compensation practices in the U.S. for chairmen in similar roles. On the basis of that evaluation, on February 20, 2007, Mr. Liddy was granted the stock options and RSUs shown in the table above—with the understanding that he would be given no subsequent salary adjustments or equity awards. The mix of stock options and RSUs was slanted toward RSUs in light of his upcoming retirement since the options would be exercisable for only five years following his retirement rather than for ten years as provided in our standard option awards.

        In addition to the considerations that went into the determination of Mr. Liddy's compensation as chairman, the amount of his total compensation and the amount of each element are driven by the design of our compensation plans, the length of his tenure at Allstate, his years of experience, and the scope of his duties. Because Mr. Liddy earns a final average pay benefit under our defined benefit pension plans and his pension benefit enhancement and because he has been employed by Allstate or Sears for over 19 years, the change in his pension value was significantly larger than that of the other named executives. Moreover, as explained in footnotes 3 and 4 to the Summary Compensation Table, because Mr. Liddy was retirement eligible in 2006, unlike Messrs. Ruebenson and Wilson, the compensation cost of his equity awards listed in the Summary Compensation Table for 2007 and 2006 includes the entire grant date fair value of his 2007 and 2006 RSU and stock option awards respectively, even though the restrictions on the RSUs expire, and the option awards vest in installments over four years and their expiration and vesting are not accelerated upon retirement. Furthermore, because Mr. Liddy became retirement eligible in 2006, unlike Messrs. Hale and Simonson who were already retirement eligible, his equity award compensation cost for 2006 included the cost of the RSUs, restricted stock and stock options that had been granted to him in 2002 through 2005 but not previously recognized in our financial statements.

  Non-Equity Incentive Compensation

        Annual and long-term cash incentive awards earned by the named executives in 2007 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. That column includes each named executive's annual cash incentive award for 2007 and long-term cash incentive award for the 2005-2007 cycle. The amount attributable to annual and long-term, respectively, is provided in a footnote to the Summary Compensation Table.

  Annual cash incentive awards—estimated future payouts

        The Estimated Future Payout Under Non-Equity Incentive Plan Awards column of the Grants of Plan-Based Awards at Fiscal Year-End 2007 table includes the threshold, target and maximum award opportunities for 2007 annual cash incentive compensation and correlates to the actual amount of the annual cash incentive awards earned for 2007 included in the amount reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The amount of each named executive's annual cash incentive award is calculated as described on page 34. The amount specified in the Grants of Plan Based Awards Table as the target and maximum annual cash incentive award for each named executive is the amount that would have been earned if Allstate had achieved the target and maximum goals, respectively, on all of the performance measures.

        The amount specified in the Grants of Plan Based Awards Table as the threshold annual cash incentive award for each named executive is the amount that would have been earned if Allstate had achieved the threshold goals on only two performance measures: corporate-level adjusted operating income per diluted share and Allstate Financial adjusted operating income. No portion of the annual cash incentive awards would have been earned with respect to the other performance measures unless the threshold goals for those measures were exceeded. If Allstate had not achieved the threshold goal on either corporate-level adjusted operating income per diluted share or Allstate Financial adjusted operating income, it is possible that a lower award would have been earned based on achievement in excess of threshold for one or more other performance measures. Also, if Allstate failed to achieve the threshold goals for all of the performance measures, the awards for all of the named executives would have been zero.

  Long-term cash incentive awards 2007-2009 cycle—estimated future payouts

        The Estimated Future Payout Under Non-Equity Incentive Plan Awards column of the Grants of Plan-Based Awards at Fiscal Year-End 2007 table also includes the threshold, target and maximum award opportunities for the long-term cash incentive awards for the 2007-2009 cycle. The actual amount of long-term cash incentive awards earned for the 2007-2009 cycle will be reported in the Summary Compensation Table for the fiscal year ended December 31, 2009. The actual amount of long-term cash incentive awards earned for the 2006-2008 cycle will be reported in the Summary Compensation Table for the fiscal year ended December 31, 2008. For the 2007-2009 cycle, the amount of each named executive's award is the sum of the amounts calculated using the following calculation for all of the long-term cash incentive performance measures. For the 2007-2009 cycle, the target award opportunities for the named executives, stated as a percentage of salary, are as follows: Mr. Liddy—155%. Mr. Wilson—140%, Mr. Ruebenson—100%, and Messrs. Simonson and Hale—80%.

Actual performance interpolated relative to threshold and target on a range of 0% to 100% and relative to target and maximum on a range of 100% to 300%	X	Weighting	X	Target award opportunity as a percentage of salary*	X	Salary*

*
Base salary in effect at the beginning of the cycle, as adjusted by any promotional increases granted during the course of the cycle on a prorated basis.

        The weighting for each named executive is provided on page 50. The amount specified in the Grants of Plan Based Awards Table as the threshold, target, and maximum long-term cash incentive award for each named executive is the amount that will be earned if Allstate achieves the threshold, target, and maximum goals, respectively, on all of the performance measures.

        The performance measures, weighting, and goals for the 2007-2009 cycle are set forth in the following table. A description of each performance measure is provided under the "Performance Measures" caption at the end of this CD&A.

LONG-TERM CASH INCENTIVE AWARDS, 2007-2009 CYCLE
PERFORMANCE MEASURES, WEIGHTING, AND TARGET GOALS(1)

Performance Measures	Percentage weight of the total potential award(2)	Target
Average adjusted return on equity relative to peers	50%	5th position relative to peers
Allstate Protection growth in policies in force over the 3-year cycle	25%	5%
Allstate Financial return on total capital	25%	9.5%

(1)
Information regarding our performance measures is disclosed in the limited context of our annual and long-term cash incentive awards and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

(2)
Same weight applied for all named executives.

        For the return on equity measure, Allstate's performance will be ranked relative to the peer insurance companies listed on page 28 as indicated in the following table. However, for the 2007-2009 cycle, Cincinnati Financial Corporation was excluded because it pursues a buy-and-hold equity investment strategy different than the other peers that has resulted in a significant build up of unrealized capital gains in its equity portfolio, which impacts its adjusted return on equity making it less comparable to Allstate's performance.

AVERAGE ADJUSTED RETURN ON EQUITY RELATIVE
TO PEER GROUP, 2007-2009 CYCLE

	Peer Position	% of Target Award
Threshold	9-10 8 7 6	0 40 60 80	% % % %
Target	5 4 3 2	100 150 200 250	% % % %
Maximum	1	300%

  Equity Compensation

        Restricted stock unit (RSU) awards, restricted stock awards, and stock option awards granted to the named executives are reported in the following columns to these tables:

Equity awards	Tables and Columns
RSUs/Restricted Stock	Stock Awards column in the Summary Compensation Table	All Other Stock Awards column in the Grants of Plan Based Awards table	Stock Awards column in the Outstanding Equity Awards at Fiscal Year-End table
Stock options	Option Awards column in the Summary Compensation Table	All Other Option Awards column in the Grants of Plan Based Awards table	Option Awards columns in the Outstanding Equity Awards at Fiscal Year-End table

        The Compensation and Succession Committee granted both RSUs and options in 2007. The RSUs granted in 2007 vest in one installment on February 20, 2011 except in certain change-in-control situations or under other special circumstances approved by the Compensation and Succession Committee. Normally, the named executive must be employed in order for the RSUs to vest. However, RSUs continue to vest following retirement on or after the normal retirement date specified in the award. If the named executive dies, then as of the date of death, all unvested RSUs granted in 2007 will vest and become nonforfeitable. The RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Allstate common stockholders.

        The stock options granted in 2007 become exercisable in four annual installments of 25% on the first four anniversaries of the grant date and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Compensation and Succession Committee. Normally, the named executive must be employed at the time of vesting in order for the options to vest. If the named executive terminates on or after his normal retirement date under the stock option award agreements, stock options not vested will continue to vest as scheduled. When the options become vested, they may be exercised by the named executive at any time on or before the earlier to occur of (i) the expiration date of the option and (ii) the fifth anniversary of the date of the named executive's termination of employment. If the named executive dies or becomes disabled, unvested stock options will vest and may be exercised by the named executive officer (or his personal representative, estate or transferee, as the case may be) at any time on or before the earlier to occur of (i) the expiration date of the option and (ii) the second anniversary of the date of the named executive's termination of employment. The options were granted with an exercise price equal the closing sale price on the date of grant or, if there was no sale on the date of grant, then on the last previous day on which there was a sale. Each option is a nonqualified stock option. Each option includes tax withholding rights that permit the holder to elect to have shares withheld to satisfy minimum federal, state and local tax withholding requirements. Option holders may exchange shares previously owned to satisfy all or part of the exercise price. The vested portions of all the options may be transferred during the holder's lifetime to, or for the benefit of, family members. Any taxes payable upon a transferee's subsequent exercise of the option remain the obligation of the original option holder.

Outstanding Equity Awards at Fiscal Year-End 2007

        The following table summarizes the outstanding equity awards of the named executives as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

	Option Awards(1)							Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)		Number of Securities Underlying Unexercised Options (#) Unexercisable(3)		Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested(5)
Mr. Wilson	Aug. 13, 1998 Jan. 04, 1999 Aug. 12, 1999 May 15, 2001 Feb. 07, 2002 Feb. 07, 2003 Feb. 06, 2004 Feb. 22, 2005 Jun. 01, 2005 Jun. 17, 2005 Feb. 21, 2006 Feb. 21, 2006 Feb. 20, 2007 Apr. 30, 2007	53,850 50,000 115,340 112,892 97,750 101,000 72,825 49,488 50,000 24,426 16,500 31,000 0 0	*	0 0 0 0 0 0 24,275 49,488 50,000 24,426 49,500 93,000 262,335 37,091	(6) * *	$42.50 $39.19 $35.00 $42.00 $33.38 $31.78 $45.96 $52.57 $58.47 $59.93 $53.84 $53.84 $62.24 $62.32	Aug. 13, 2008 Jan. 04, 2009 Aug. 12, 2009 May 15, 2011 Feb. 07, 2012 Feb. 07, 2013 Feb. 06, 2014 Feb. 22, 2015 June 01, 2015 May 18, 2010 Feb. 21, 2016 Feb. 21, 2016 Feb. 20, 2017 Feb. 07, 2012	Aug. 13, 1998 — Aug. 12,1999 — — Feb. 07, 2003 Feb. 06, 2004 Feb. 22, 2005 Jun. 01, 2005 — Feb. 21, 2006 Feb. 21, 2006 Feb. 20, 2007 —	0 — 0 — — 0 14,300 16,818 25,000 — 18,700 14,250 22,385 —	**	0 — 0 — — 0 $ 746,889 $ 878,404 $ 1,305,750 — $ 976,701 $ 744,278 $ 1,169,169 — Aggregate Market Value $ 5,821,190
Mr. Hale	Jan. 07, 2003 Feb. 07, 2003 Feb. 06, 2004 Feb. 22, 2005 Feb. 21, 2006 Feb. 21, 2006 Feb. 20, 2007	50,000 73,000 52,725 29,800 10,000 15,500 0		50,000 0 17,575 29,800 30,000 46,500 60,500	(7)	$38.06 $31.78 $45.96 $52.57 $53.84 $53.84 $62.24	Jan. 07, 2013 Feb. 07, 2013 Feb. 06, 2014 Feb. 22, 2015 Feb. 21, 2016 Feb. 21, 2016 Feb. 20, 2017	Jan. 07, 2003 Feb. 07, 2003 Feb. 06, 2004 Feb. 22, 2005 Feb. 21, 2006 Feb. 21, 2006 Feb. 20, 2007	0 0 10,400 9,097 9,400 8,250 8,300	**	0 0 $ 543,192 $ 475,136 $ 490,962 $ 430,898 $ 433,509 Aggregate Market Value $ 2,373,697
Mr. Liddy	May 15, 2001 Feb. 07, 2003 Feb. 06, 2004 Feb. 22, 2005 Aug. 29, 2005 Feb. 21, 2006 Feb. 21, 2006 Feb. 20, 2007 Apr. 23, 2007	400,000 272,000 204,000 114,920 72,026 42,250 60,250 0 0	*	0 0 68,000 114,920 72,026 126,750 180,750 234,936 295,493	* *	$42.00 $31.78 $45.96 $52.57 $56.96 $53.84 $53.84 $62.24 $62.13	May 15, 2011 Feb. 07, 2013 Feb. 06, 2014 Feb. 22, 2015 May 18, 2010 Feb. 21, 2016 Feb. 21, 2016 Feb. 20, 2017 Feb. 07, 2012	— Feb. 07, 2003 Feb. 06, 2004 Feb. 22, 2005 — Feb. 21, 2006 Feb. 21, 2006 Feb. 20, 2007 —	— 0 40,000 35,083 — 36,500 35,625 78,709 —	**	— 0 $ 2,089,200 $ 1,832,385 — $ 1,906,395 $ 1,860,694 $ 4,110,971 — Aggregate Market Value $11,799,645
Mr. Ruebenson	Feb. 06, 2004 Feb. 22, 2005 Feb. 21, 2006 Feb. 21, 2006 Feb. 20, 2007 Apr. 13, 2007	30,600 15,310 6,750 8,250 0 0		10,200 15,310 20,250 24,750 65,800 2,359	*	$45.96 $52.57 $53.84 $53.84 $62.24 $61.33	Feb. 06, 2014 Feb. 22, 2015 Feb. 21, 2016 Feb. 21, 2016 Feb. 20, 2017 Feb. 07, 2013	Feb. 06, 2004 Feb. 22, 2005 Feb. 21, 2006 Feb. 21, 2006 Feb. 20, 2007	5,500 4,674 5,625 5,000 9,100 —	**	$ 287,265 $ 244,123 $ 293,794 $ 261,150 $ 475,293 — Aggregate Market Value $ 1,561,625

Table continues

	Option Awards(1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested(5)
Mr. Simonson	Jul. 29, 2002 Feb. 07, 2003 Feb. 06, 2004 Feb. 22, 2005 Feb. 21, 2006 Feb. 21, 2006 Feb. 20, 2007	125,000 63,000 48,225 28,432 10,000 15,000 0	0 0 16,075 28,432 30,000 45,000 59,800	$36.40 $31.78 $45.96 $52.57 $53.84 $53.84 $62.24	July 29, 2012 Feb. 07, 2013 Feb. 06, 2014 Feb. 22, 2015 Feb. 21, 2016 Feb. 21, 2016 Feb. 20, 2017	Jul. 29, 2002 Feb. 07, 2003 Feb. 06, 2004 Feb. 22, 2005 Feb. 21, 2006 Feb. 21, 2006 Feb. 20, 2007	0 0 9,500 8,680 9,100 8,250 8,200	**	0 0 $ 496,185 $ 453,356 $ 475,293 $ 430,898 $ 428,286 Aggregate Market Value $ 2,284,018

(1)
Options vest in four installments on the first four anniversaries of the grant date except as otherwise noted. The exercise price of each option is equal to the fair market value of Allstate's common stock on the date of grant. For options granted prior to 2007, fair market value is equal to the average of high and low sale prices on the date of grant or, if there was no such sale on the date of grant, then on the last previous day on which there was a sale. For options granted in 2007, fair market value is equal to the closing sale price on the date of grant or, if there was no sale on the date of grant, then on the last previous day on which there was a sale. An asterisk (*) denotes reload options issued to replace shares tendered in payment of the exercise price of prior option awards. These reload options are subject to the same vesting terms and expiration date as the original options including becoming exercisable in four annual installments beginning one year after the reload option grant date. For option awards granted after 2003, the Compensation and Succession Committee eliminated the reload feature and no new option awards will be granted that contain a reload feature.

(2)
The aggregate value and aggregate number of exercisable in-the-money options as of December 31, 2007 for each of the named executives is as follows: Mr. Wilson—$8,682,804 (603,657 aggregate number exercisable), Mr. Hale—$2,531,936 (175,725 aggregate number exercisable), Mr. Liddy $10,933,480 (876,000 aggregate number exercisable), Mr. Ruebenson—$191,862 (30,600 aggregate number exercisable), and Mr. Simonson—$3,569,471 (236,225 aggregate number exercisable).

(3)
The aggregate value and aggregate number of unexercisable in-the-money options as of December 31, 2007 for each of the named executives is as follows: Mr. Wilson—$152,204 (24,275 aggregate number unexercisable), Mr. Hale—$818,695 (67,575 aggregate number unexercisable), Mr. Liddy—$426,360 (68,000 aggregate number unexercisable), Mr. Ruebenson—$63,954 (10,200 aggregate number unexercisable), and Mr. Simonson—$100,790 (16,075 aggregate number unexercisable).

(4)
Except as otherwise noted, each RSU award vests and the restrictions on each restricted stock award expire in one installment on the fourth anniversary of the grant date. Stock awards made prior to 2005 were made in the form of restricted stock. Stock awards made in 2005 and thereafter were made in the form of RSUs. Double asterisk (**) denotes RSUs that vest in four equal installments on the first four anniversaries of the grant date.

(5)
Amount is based on the closing price of our common stock of $52.23 on December 31, 2007.

(6)
Stock options awarded in connection with promotion to President and Chief Operating Officer, June 1, 2005; options vest in four installments of 25% on the first four anniversaries of the grant date.

(7)
Stock options awarded as a new hire grant; options vest in two equal installments on the third anniversary, January 7, 2006, and the fifth anniversary, January 7, 2008, of the grant date.

Option Exercises and Stock Vested at Fiscal Year-End 2007

        The following table summarizes the options exercised by the named executives during 2007 and the restricted stock and RSU awards that vested during 2007.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2007

	Option Awards (as of 12/28/07)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Wilson	108,184	3,003,920	31,150	1,922,836
Mr. Hale	0	0	46,850	2,968,568
Mr. Liddy	550,000	15,812,500	82,875	5,115,641
Mr. Ruebenson	4,553	134,541	6,623	408,930
Mr. Simonson	0	0	39,150	2,252,076

Retirement Benefits

        Each named executive officer participates in two different defined benefit pension plans, and one of the named executive officers participates in a third arrangement that provides additional supplemental pension benefits which is referred to as the pension benefit enhancement. The following table summarizes the named executives' pension benefits.

PENSION BENEFITS

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT(1) ($)	PAYMENTS DURING LAST FISCAL YEAR ($)
Mr. Wilson	Allstate Retirement Plan Supplemental Retirement Income Plan	14.6 14.6	234,938 1,827,943	0 0
Mr. Hale	Allstate Retirement Plan Supplemental Retirement Income Plan	4.8 4.8	23,107 139,596	0 0
Mr. Liddy	Allstate Retirement Plan Supplemental Retirement Income Plan Mr. Liddy's pension benefit enhancement(2)	19.6 19.6 24.6	586,450 12,152,584 8,590,769	0 0 0
Mr. Ruebenson	Allstate Retirement Plan Supplemental Retirement Income Plan	28.0 28.0	911,756 2,040,211	0 0
Mr. Simonson	Allstate Retirement Plan Supplemental Retirement Income Plan	5.3 5.3	205,574 1,017,045	0 0

(1)
These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will only be known at the time they become eligible for payment. Accrued benefits were calculated as of October 31, 2007 and used to calculate the Present Value of Accumulated Benefits at October 31, 2007. October 31 is our pension plan measurement date used for financial statement reporting purposes.

(2)
See narrative under the heading "Extra Service and Pension Benefit Enhancements" on page 57 for the explanation of the years of credited service with respect to Mr. Liddy's pension benefit enhancement.

        The benefits and value of benefits shown in the Pension Benefits table are based on the following material factors:

  Benefit Formula Under the ARP

        The ARP has two different types of benefit formulas (final average pay and cash balance) which apply to participants based on their date of hire, or individual choice made prior to the January 1, 2003 introduction of a cash balance design. Of the named executives, only Mr. Hale earns cash balance benefits.

        Benefits under the final average pay formula are earned and stated in the form of a straight life annuity payable at the normal retirement date (age 65). Participants who earn final average pay benefits may do so under one or more benefit formulas based on when they become members of the ARP and their years of service.

        Final Average Pay Formula—January 1, 1989 through December 31, 2007 Benefit Formula

        Messrs. Wilson, Liddy, Ruebenson, and Simonson, have earned ARP benefits under the post-1988 final average pay formula which is the sum of the Base Benefit and the Additional Benefit, as defined as follows:

  •
  Base Benefit =1.55% of the participant's average annual compensation, multiplied by his credited service after 1988 (limited to 28 years of credited service)

  •
  Additional Benefit =0.65% of the amount, if any, of the participant's average annual compensation that exceeds his covered compensation (the average of the maximum annual salary taxable for Social Security over the 35-year period ending the year the participant would reach Social Security retirement age) multiplied by his credited service after 1988 (limited to 28 years of credited service)

        Final Average Pay Formula—January 1, 1978 through December 31, 1988 Benefit Formula

        Since Mr. Ruebenson earned benefits between January 1, 1978 and December 31, 1988, one component of Mr. Ruebenson's ARP benefit will be based on the following benefit formula:

  1.
  Multiply years of credited service from 1978 through 1988 by 2 1/8%.

  2.
  Then, multiply the percentage from step (1) by

  a.
  Average annual compensation (five-year average) at December 31, 1988 and by

  b.
  Estimated Social Security at December 31, 1988.

  3.
  Then, subtract 2(b) from 2(a). The result is the normal retirement allowance for service from January 1, 1978 through December 31, 1988.

  4.
  The normal retirement allowance is indexed for final average pay. In addition, there is an adjustment of 18% of the normal retirement allowance as of December 31, 1988 to reflect a conversion to a single life annuity.

        Final Average Pay Formula—Past Service Element

        Mr. Ruebenson's ARP benefit also will include a past service element because he was an employee on December 31, 1978 with one full calendar year of service. This component of his benefit is 0.2% of his 1978 annual compensation up to $15,000 multiplied by the number of his completed calendar years of service prior to and including 1978. There also is an adjustment of 18% to the past service element to convert to a single life annuity.

        Note: Credited service under the ARP is limited to 28 years. Mr. Ruebenson's benefit will be calculated using 11 years of credited service under the January 1, 1978 through December 31, 1988 Benefit Formula, 17 years of credited service under the January 1, 1989 through December 31, 2007 Benefit Formula, plus the Past Service Element.

        For participants earning cash balance benefits, including Mr. Hale, pay credits are added to the cash balance account on a quarterly basis as a percent of compensation and based on the participant's years of vesting service as follows:

CASH BALANCE PLAN PAY CREDITS

Vesting Service	Pay Credit %
Less than 1 year	0%
1 year, but less than 5 years	2.5%
5 years, but less than 10 years	3%
10 years, but less than 15 years	4%
15 years, but less than 20 years	5%
20 years, but less than 25 years	6%
25 years or more	7%

  ARP Early and Normal Retirement Eligibility and Reductions

        The earliest retirement age that a named executive may retire with unreduced retirement benefits under the ARP and SRIP is age 65. However, a participant earning final average pay benefits is entitled to an early retirement benefit if he terminates employment on or after age 55 and the completion of 20 or more years of service. A participant earning cash balance benefits who terminates employment with at least 5 years of vesting service is entitled to a lump sum benefit equal to his cash balance account balance. Currently, only Mr. Ruebenson is eligible for an early retirement benefit.

        The benefit reduction for early payment of final average pay benefits earned after 1988 is as follows: The Base Benefit as described above is reduced by 0.4% for each full month the benefit is paid prior to the participant's normal retirement date (or benefit retirement age if member prior to 1989). Mr. Ruebenson was a member prior to 1989 and his benefit retirement age under the ARP is age 63. The Additional Benefit is reduced by 2/3 of 1% for each of the first 36 full months and by 1/3 of 1% for each of the next 84 full months, by which the benefit commencement date precedes the participant's normal retirement date (age 65).

        The benefit reduction for early payment of final average pay benefits earned prior to 1989 is 0.4% for each full month prior to age 60.

  Benefit Formula Under the SRIP

        SRIP benefits are generally determined using a two-step process: (1) determine the amount that would be payable under the ARP formula specified above if the federal limits described above did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the ARP formula. The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, an eligible employee is also eligible for early retirement under the SRIP.

  Vesting Under ARP and SRIP

        Eligible employees are vested in the normal retirement benefit under the ARP and the SRIP on the earlier of the completion of five years of service or upon reaching age 65.

  Compensation Used to Determine Pension Benefits

        For the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, pre-tax employee deposits made to our 401(k) plan and our cafeteria plan, holiday pay, and vacation pay. Eligible compensation also includes overtime pay, payment for temporary military service, and payments for short term disability, but does not include long-term cash incentive awards or income related to the exercise of stock options and the vesting of restricted stock and RSUs. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. Average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years preceding the actual retirement or termination date.

  Lump Sums Under the Plans

        Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality as required under the Internal Revenue Code. The lump sum payment under the cash balance benefit is generally equal to a participant's cash balance account balance. Payments from the SRIP and amounts payable relating to the supplemental pension enhancement are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.

  Valuation Assumptions

        The amounts listed in the Present Value of Accumulated Benefit column of the Pension Benefits table and the amounts listed in the footnotes to the Change in Pension Value column of the Summary Compensation Table are based on the following assumptions:

  •
  Discount rate of 6.5%, payment form assuming 80% paid as a lump sum and 20% paid as an annuity, lump-sum/annuity conversion interest rate of 6.0% and the 2008 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females (as required under the Internal Revenue Code), and post-retirement mortality for annuitants using the RP2000 table projected 10 years; these are the same as those used for financial reporting year-end disclosure as described in the notes to Allstate's consolidated financial statements. (See note 16 for the benefit plans.)

  •
  Retirement age: normal retirement age under the ARP and SRIP (65). Based on guidance provided by the Securities and Exchange Commission, we have assumed normal retirement age regardless of any announced or anticipated retirements.

  •
  Expected terminations, disability, and pre-retirement mortality: none assumed.

  Extra Service and Pension Benefit Enhancements

        No additional service is granted under the ARP or the SRIP. Allstate has not granted additional service credit outside of the actual service used to calculate ARP and SRIP benefits to the named executives with the exception of Mr. Liddy. Mr. Liddy has a supplemental nonqualified retirement benefit agreement which provides for additional years of age and credited service. Mr. Liddy's enhanced pension benefit assumes an additional five years of age and service under the final average pay formula through age 61, payable upon termination, retirement, death or change-in-control. At age 62 and after, the enhancement is based on the maximum years of credited service (28) under the final average pay benefit formula which equates to approximately 61% of final average pay. Mr. Liddy turned 62 on January 28, 2008. Mr. Liddy's pension benefit enhancement does not have a defined normal retirement date for the amount payable.

  Sears, Roebuck and Co. Service

        Messrs. Liddy and Wilson have 19.6 and 14.6 years, respectively, of combined service with Sears, Roebuck and Co., Allstate's former parent company, and Allstate. As a result of their prior Sears service, a portion of Mr. Liddy's and Mr. Wilson's retirement benefits will be paid from the Sears pension plan. Similar to other employees with prior Sears service that were employed by Allstate at the time of the spin-off from Sears in 1995, Mr. Liddy's and Mr. Wilson's pension benefits under the ARP final average pay benefit and the SRIP are calculated as if each had worked their combined Sears-Allstate career with Allstate, and then are reduced by the amounts they earned under the Sears pension plan.

Non-Qualified Deferred Compensation

        The following table summarizes the non-qualified deferred compensation contributions, earnings and account balances of our named executives in 2007. All amounts relate to The Allstate Corporation Deferred Compensation Plan (Deferred Compensation Plan).

NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END 2007

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Mr. Wilson	0	0	5,443	0	459,329
Mr. Hale	0	0	2,938	0	169,321
Mr. Liddy	0	0	172,751	0	3,089,534
Mr. Ruebenson	0	0	32,924	0	982,835
Mr. Simonson	0	0	0	0	0

(1)
Aggregate earnings were not included in the named executive's prior year compensation.

(2)
The named executives did not make any contributions to the Deferred Compensation Plan in 2007 or 2006. In addition, Allstate has not made any contributions to the named executives deferred compensation account balances. Consequently, there are no amounts reported in the Aggregate Balance at Last FYE column that were reported in the 2007 or 2006 Summary Compensation Tables. If the named executive was included in the Summary Compensation Tables for years prior to 2006, the portion of these amounts that represents his contributions was previously reported as compensation in those tables.

        In order to remain competitive with other employers, we allow employees, including the named executives, whose annual compensation exceeds the amount specified in the Internal Revenue Code (e.g., $225,000 in 2007), to defer up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds that amount under the Deferred Compensation Plan. Allstate does not match participant deferrals and does not guarantee a stated rate of return.

        Deferrals under the Deferred Compensation Plan are credited with earnings, or are subject to losses, based on the results of the investment option or options selected by the participants. The investment options available under the Deferred Compensation Plan are Stable Value, S&P 500, International Equity, Russell 2000 and Bond Funds—options currently available under our 401(k) plan. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or losses based on the funds' investment experience, which are net of administration and investment expenses. Because the rate of return is based on actual investment measures in our 401(k) plan, no above-market earnings are paid. Similar to our 401(k) plan, participants can change their investment elections daily. Investment changes are effective the next business day. The Deferred Compensation Plan is unfunded; participants have only the rights of general unsecured creditors.

        Deferrals under the Deferred Compensation Plan are segregated into pre-2005 balances and post-2004 balances. A named executive may elect to begin receiving a distribution of his pre-2005 balance upon separation from service or in one of the first through fifth years after separation from service. In either event, the named executive may elect to receive payment of his pre-2005 balance in a lump sum or in annual cash installment payments over a period of from two to ten years. An irrevocable distribution election is required before making any post-2004 deferrals into the plan. The distribution options available to the post-2004 balances are similar to those available to the pre-2005 balances, except the earliest distribution date is six months following separation from service. Upon a showing of unforeseeable emergency, a plan participant may be allowed to access funds in his deferred compensation account earlier than the dates specified above.

Potential Payments as a Result of Termination or Change-in-Control

  Termination of Employment

        All regular full-time and regular part-time employees are eligible to participate in the Allstate Severance Pay Plan, which is sponsored by Allstate Insurance Company. The Allstate Severance Pay Plan provides severance pay for a specified period of time in the event that employment is involuntarily terminated by Allstate for lack of work, rearrangement of work, or reduction in workforce. Subject to the terms of the Severance Pay Plan, each eligible employee is entitled to a lump sum payment equal to two weeks of pay for each complete year of service, up to a maximum of 52 weeks of pay. As regular full-time employees, the named executives also are eligible to participate in the Allstate Service Allowance Plan. This plan, in which all regular full-time and regular part-time employees are eligible to participate, provides severance pay for a specified period of time in the event that employment is involuntarily terminated by Allstate for an inability to satisfactorily perform the responsibilities of the employee's position. Subject to the terms of the Allstate Service Allowance Plan, each eligible employee is entitled to a range of two to thirteen weeks of pay based on a graduated schedule reflecting years of service. To the extent that the employee receives severance benefits under change-in-control agreements, the employee waives the right to receive corresponding amounts of severance benefits under the Severance Pay Plan and Service Allowance Plan.

        Allstate has entered into certain agreements or provides certain plans that will require Allstate Insurance Company or The Allstate Corporation to provide compensation or benefits to the named executives in the event of a termination of employment—other than compensation and benefits generally available to all salaried employees. The amount of compensation payable to each named executive or the value of benefits provided to the named executives that exceed the compensation or benefits generally available to all salaried employees in each situation is listed in the tables below. The payment of the 2007 annual cash incentive award, the 2005-2007 long-term cash incentive award and any 2007 salary earned but not paid in 2007 due to Allstate's payroll cycle are not included in these tables because these amounts are payable to the named executives regardless of termination, death or disability. Benefits and payments are calculated assuming a December 31, 2007 employment termination date.

POTENTIAL PAYMENTS UPON TERMINATION(1)
(No Change-in-Control)

Name	Long-Term Cash Incentive Awards(4) ($)		Stock Options— Unvested and Accelerated(5) ($)		Restricted Stock/RSUs— Unvested and Accelerated ($)		Non-Qualified Pension Benefits ($)		Welfare Benefits ($)		Severance ($)		Total ($)
Mr. Wilson Voluntary Termination Involuntary Termination(2) Retirement Death Disability	0 0 0 1,258,668 1,258,668	(3)	0 0 0 152,204 152,204	(3) (6) (6)	0 0 0 2,890,147 0	(3) (12)	3,044,582 3,044,582 3,044,582 3,044,582 3,044,582	(7) (7) (7) (7) (7)	0 0 0 0 12,669,381	(8)	0 775,385 0 0 0	(9)	3,044,582 3,819,967 3,044,582 7,345,601 17,124,835
Mr. Hale Voluntary Termination Involuntary Termination(2) Retirement Death Disability	0 0 457,872 457,872 457,872		0 0 818,695 818,695 818,695	(10) (6) (6)	0 0 2,373,697 1,355,369 0	(11) (12)	143,779 143,779 143,779 143,779 143,779	(13) (13) (13) (13) (13)	0 0 0 0 946,126	(8)	0 93,740 0 0 0	(9)	143,779 237,519 3,794,043 2,775,715 2,366,472
Mr. Liddy Voluntary Termination Involuntary Termination(2) Retirement Death Disability	0 0 1,847,091 1,847,091 1,847,091		0 0 426,360 426,360 426,360	(10) (6) (6)	0 0 11,799,645 7,878,060 0	(11) (12)	27,461,687 27,461,687 27,461,687 27,461,687 27,461,687	(14) (14) (14) (14) (14)	0 0 0 0 6,633,255	(8)	0 895,198 0 0 0	(9)	27,461,687 28,356,885 41,534,783 37,613,198 36,368,393
Mr. Ruebenson Voluntary Termination Involuntary Termination(2) Retirement Death Disability	0 0 485,339 485,339 485,339		0 0 63,954 63,954 63,954	(10) (6) (6)	0 0 1,561,625 1,030,237 0	(11) (12)	4,030,636 4,030,636 4,030,636 4,030,636 4,030,636	(15) (15) (15) (15) (15)	0 0 0 0 2,335,189	(8)	0 625,008 0 0 0	(9)	4,030,636 4,655,644 6,141,554 5,610,166 6,915,118
Mr. Simonson Voluntary Termination Involuntary Termination(2) Retirement(2) Death Disability	0 0 445,869 445,869 445,869		0 0 100,790 100,790 100,790	(10) (6) (6)	0 0 2,284,018 1,334,477 0	(11) (12)	1,274,351 1,274,351 1,274,351 1,274,351 1,274,351	(16) (16) (16) (16) (16)	0 0 0 0 1,717,917	(8)	0 120,240 0 0 0	(9)	1,274,351 1,394,591 4,105,028 3,155,487 3,538,927

(1)
A "0" indicates that either there is no amount payable to the named executive or no amount payable to the named executive that is not made available to all salaried employees.

(2)
Examples of "Involuntary Termination" independent of a change-in-control include performance-related terminations, reorganization, and terminations for employee dishonesty and violation of Allstate rules, regulations, or policies.

(3)
As of December 31, 2007, Mr. Wilson was not eligible to retire in accordance with Allstate's policy or the terms of any of the Allstate compensation and benefit plans including the long-term cash incentive and equity incentive plans.

(4)
If a participant dies, retires or is disabled during a performance cycle, the participant's award will be prorated based on the number of half months in which the participant was eligible to participate during the long-term cash incentive performance cycle. The amount reflected is calculated at target for purposes of this disclosure. The actual payment would be made at the time all awards are paid for that particular performance cycle and calculated based on actual results.

(5)
If the named executive's termination of employment is for any reason other than death, disability or retirement, unvested stock options will be forfeited, and stock options, to the extent they are vested on the date of termination, may be exercised at any time on or before the earlier to occur of (a) the expiration date of the stock option and (b) three months after the date of termination.

Footnotes continue

(6)
If the named executive's termination of employment is on account of death or disability, then stock options, to the extent not vested, will vest and may be exercised at any time on or before the earlier to occur of (1) the expiration date of the option and (2) the second anniversary of the date of termination of employment. Stock option values are based on a December 31, 2007 market close price of $52.23 per share of Allstate stock.

(7)
The present value of the non-qualified pension benefits for Mr. Wilson earned through October 31, 2007, based on a 6.5% discount rate is disclosed in the Pension Benefits table. The present value of Mr. Wilson's non-qualified pension benefits (SRIP), $3,044,582, earned through December 31, 2007 is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2008, as required under the Pension Protection Act. Specifically, the interest rate for 2008 is based on 80% of the average August 30-year Treasury Bond rate from the prior year, and 20% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2008 is the 2008 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as published by the IRS. The benefits earned under the SRIP would be payable upon reaching age 65 if termination is a result of a voluntary termination, involuntary termination or retirement. Mr. Wilson will turn 65 on October 15, 2022. SRIP benefits would become payable immediately upon death or upon reaching age 50 if disabled.

(8)
The named executives are eligible to participate in Allstate's supplemental long-term disability plan for employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the Allstate Long Term Disability Plan (Basic Plan). The benefit is equal to 50% of the named executive's qualified annual earnings divided by twelve and rounded to the nearest one hundred dollars, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the Basic Plan. The amount reflected assumes the named executive was totally disabled throughout 2007 and received the monthly benefit for the entire year.

(9)
In the event of employment termination resulting from a lack of work, rearrangement of work, or reduction in workforce, the named executives would be eligible for a lump sum payment equal to two weeks of pay for each complete year of service, up to a maximum of 52 weeks of pay.

(10)
If the named executive retires at the normal retirement date or a health retirement date, unvested stock options continue to vest in accordance with their terms, and all outstanding stock options, when vested, may be exercised, in whole or in part, by the named executive at any time on or before the earlier to occur of (a) the expiration date of the stock option and (b) the fifth anniversary of the date of such termination of employment. The "normal retirement date" under the stock option awards is the date on or after the named executive attains age 60 with at least one year of service. The "health retirement date" is the date on which the named executive terminates for health reasons after attaining age 50, but before attaining age 60, with at least ten years of continuous service. If the named executive retires at the early retirement date, unvested stock options are forfeited, and stock options, to the extent they are vested on the date of termination, may be exercised, in whole or in part, by the named executive at any time on or before the earlier to occur of (a) the expiration date of the stock option and (b) the fifth anniversary of the date of termination of employment. The "early retirement date" is the date the named executive attains age 55 with 20 years of service. The aggregate value of unexercisable in-the-money options as of December 31, 2007 based on a market close price of $52.23 per share of Allstate stock for each of the named executives is reflected in the table. The actual amount received by the named executives would be based on the market close price on the date the stock options were exercised.

(11)
If the named executive retires on or after attaining age 60 with at least one year of service, then no unvested restricted shares or RSUs are forfeited and the unvested shares or RSUs will remain subject to the restriction period established in the award agreement. If the named executive dies following retirement and before the end of the restriction period, then all unvested RSUs immediately become nonforfeitable and vest as of the date of death. The aggregate value of unvested restricted shares or RSUs as of December 31, 2007 based on a market close price of $52.23 per share of Allstate stock for each of the named executives is reflected in the table. The actual amount received by the named executives would be based on the market close price on the date the stock restriction lapses.

(12)
If the named executive's termination of employment is a result of death, restricted stock units granted on February 21, 2006 and February 26, 2007, immediately become nonforfeitable and the restrictions expire. The December 31, 2007 market close price of $52.23 per share of Allstate stock was used to value the unvested and nonforfeitable awards.

(13)
The present value of the non-qualified pension benefits for Mr. Hale earned through October 31, 2007, based on a 6.5% discount rate is disclosed in the Pension Benefits Table. The present value of Mr. Hale's non-qualified pension benefits (SRIP) earned through December 31, 2007 is $143,779. The benefits earned under the SRIP would be payable upon reaching age 65, and, if vested, upon earlier voluntary termination, involuntary termination or retirement. Mr. Hale will turn 65 on March 23, 2009. SRIP benefits would become payable immediately upon death.

Footnotes continue

(14)
The present value of the non-qualified pension benefits for Mr. Liddy earned through October 31, 2007, based on a 6.5% discount rate is disclosed in the Pension Benefits Table. The present value of Mr. Liddy's non-qualified pension benefits earned through December 31, 2007 is $27,461,687 ($17,154,395 SRIP benefit, plus a $10,307,292 pension benefit enhancement) based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2008, as required under the Pension Protection Act. Specifically, the interest rate for 2008 is based on 80% of the average August 30-year Treasury Bond rate from the prior year, and 20% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2008 is the 2008 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as published by the IRS. Mr. Liddy's pension benefit enhancement is payable 6 months after separation from service under each of the employment termination scenarios. The benefits Mr. Liddy earned under the SRIP would be payable upon reaching age 65 if termination is a result of a voluntary termination, involuntary termination or retirement. Mr. Liddy will turn 65 on January 28, 2011. SRIP benefits would become payable immediately upon death or disability.

(15)
The present value of the non-qualified pension benefits for Mr. Ruebenson earned through October 31, 2007, based on a 6.5% discount rate is disclosed in the Pension Benefits table. The present value of Mr. Ruebenson's non-qualified pension benefits (SRIP), $4,030,636, earned through December 31, 2007 is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2008, as required under the Pension Protection Act. Specifically, the interest rate for 2008 is based on 80% of the average August 30-year Treasury Bond rate from the prior year, and 20% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2008 is the 2008 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as published by the IRS. The benefits earned under the SRIP would be payable upon reaching age 65, if vested, and if termination is a result of a voluntary termination, involuntary termination or retirement. Mr. Ruebenson will turn 65 on May 31, 2013. SRIP benefits would become payable immediately upon death or disability.

(16)
The present value of the non-qualified pension benefits for Mr. Simonson earned through October 31, 2007, based on a 6.5% discount rate is disclosed in the Pension Benefits Table. The present value of Mr. Simonson's non-qualified pension benefits (SRIP), $1,274,351, earned through December 31, 2007 is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2008, as required under the Pension Protection Act. Specifically, the interest rate for 2008 is based on 80% of the average August 30-year Treasury Bond rate from the prior year, and 20% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2008 is the 2008 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as published by the IRS. The benefits earned under the SRIP would be payable upon reaching age 65, if vested, and if termination is a result of a voluntary termination, involuntary termination or retirement. Mr. Simonson will turn 65 on July 28, 2010. SRIP benefits would become payable immediately upon death.

  Change-in-Control

        The Allstate Corporation and Allstate Insurance Company have entered into agreements with the named executives to provide certain benefits and compensation in the event of a change-in-control. The following narrative explains the provisions of the agreements that were in effect at December 31, 2007. Details regarding the new replacement agreements, which were executed on or after February 26, 2008, can be found below in the section entitled "New Replacement Change-in-Control Agreements." Messrs. Hale and Liddy elected to terminate their change-in-control agreements on February 26, 2008 in light of their announced retirements. In general, a change-in-control is one or more of the following events: (1) any person acquires more than 20% of Allstate common stock; (2) certain changes are made to the composition of the Board; or (3) certain transactions occur that result in Allstate stockholders owning 70% or less of the surviving corporation's stock. These triggers were selected because, in a widely held company the size of Allstate, they could each result in a substantial change in management.

        During the three-year period following a change-in-control that is not a merger of equals, the change-in-control agreements provide for a minimum salary, annual cash incentive awards, long-term cash incentive awards and other benefits. In addition, they provide that the named executives' positions, authority, duties and responsibilities will be at least commensurate in all material respects with those held prior to the change-in-control.

        Under the change-in-control agreements, severance benefits would be payable if a named executive's employment is terminated either by Allstate without "cause" or by the executive for "good reason" as defined in the agreements during the three-year period following the change-in-control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached his change-in-control agreement, has habitually neglected his duties, or has engaged in willful or reckless material misconduct in the performance of his duties. Good reason includes a failure to pay or reduction in compensation, adverse changes in position, duties, or other terms and conditions of employment, required relocation of more than 30 miles, a failed attempt to terminate the executive for cause, or a termination of employment by a named executive for any reason during the 13th month after a change-in-control. The principal severance benefits payable on post-change-in-control terminations include: pro-rated annual cash incentive award and long-term cash incentive awards (all at target); a payment equal to three times the sum of the executive's base salary, target annual cash incentive award, and target annualized long-term cash incentive awards; continuation of certain welfare benefits for three years; an enhanced retirement benefit consisting of an additional three years of service, age and compensation; and reimbursement (on an after-tax basis) of any resulting excise taxes.

        In a merger of equals, where there is board continuity and the CEO remains in place, the need for full change-in-control protections is less. We wanted to maximize management flexibility to reorganize executive teams but still provide a financial safety net for executives to help foster a successful merger of equals. Therefore, in a merger of equals, there are fewer immediate benefits and the ability to terminate for "good reason" and draw severance benefits is curtailed. The vesting of stock options would not be accelerated. Furthermore nonqualified deferred compensation account balances and supplemental retirement plan benefits would not become vested, and their payment would not be accelerated. Minimum salary, annual cash incentive awards, long-term cash incentive awards and other benefits would not be protected. Messrs. Hale's, Ruebenson's, Simonson's and Wilson's positions could be changed as long as they remain an elected officer at a location within 30 miles of their former location. A merger of equals is a merger which satisfies all of the following: 1) Allstate's pre-merger stockholders own 70% or less, but at least 50% of the surviving corporation's stock; 2) for at least three years, 50% or more of the directors of the post-merger corporation were directors of Allstate immediately before the merger, or were unanimously approved by such directors; 3) Allstate's pre-merger CEO remains, for at least one year, the CEO of the post-merger corporation.

        If a named executive's employment is terminated by reason of death or disability during the three-year period commencing on the date of a change-in-control, Allstate will pay the named executive or the named executive's estate a lump-sum cash amount equal to all amounts earned but unpaid, including any annual and long-term cash incentive awards, as of the termination date. In addition, in the event of death, the named executive's estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of disability, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives. If Allstate terminates a named executive's employment for cause, our sole obligation is to pay the named executive a lump-sum cash amount equal to all amounts earned but unpaid, including any annual and long-term cash incentive awards, as of the termination date.

        If a named executive incurs legal fees or other expenses in an effort to enforce the change-in-control agreement, Allstate will reimburse the named executive for these expenses unless it is established by a court that the named executive had no reasonable basis for his claim or acted in bad faith.

        Effective upon a change-in-control, the named executives become subject to covenants prohibiting competition and solicitation of employees, customers, and suppliers at any time until one year after termination of employment.

  New Replacement Change-in-Control Agreements

        The new replacement form of change-in-control agreement contains a definition of change-in-control that complies with Section 409A of the Internal Revenue Code. In general, a change-in-control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of the Board; or (4) the consummation of a merger, reorganization or similar transaction.

        In addition, the new replacement change-in-control agreements entered into on or after February 26, 2008 include the following changes:

  1)
  The period during which change-in-control protections remain in force was reduced from three years to two years following a change-in-control.

  2)
  The concept of a merger of equals and any resulting benefits has been eliminated.

  3)
  The definition of "good reason" was amended. Severance benefits are no longer provided if the named executive voluntarily elects to terminate employment during the 13th month following a change of control. In addition, good reason now constitutes a material diminution in compensation, authority, duties, or responsibilities; a material change in the named executive's workplace; or a material breach of the agreement by Allstate.

  4)
  A payment equal to three times the target annualized long-term cash incentive award will no longer be a component of the severance payment.

  5)
  The period during which the named executive is eligible to participate in certain welfare benefits after termination of employment was reduced from three years to the continuation coverage period under applicable law.

The new replacement change-in-control agreements continue to provide for the immediate vesting and payment of stock options, restricted stock, restricted stock units, nonqualified deferred compensation account balances and supplemental retirement plan benefits, as well as a lump-sum cash severance amount. The cash severance amount payable under the new replacement agreements is estimated in the Involuntary or Good Reason Termination (New Replacement Agreement) row in the Potential Payments Upon Change-in-Control table.

        The following table describes the estimated compensation or benefits that would be provided by Allstate Insurance Company or The Allstate Corporation to the named executives in the event of a change-in-control—other than compensation and benefits generally available to all salaried employees. The amount of compensation payable to each named executive or the value of benefits provided to the named executives that exceed the compensation or benefits generally available to all salaried employees in each situation is listed in the table below. The payment of the 2007 annual cash incentive award, the 2005-2007 long-term cash incentive award and any 2007 salary earned but not paid in 2007 due to Allstate's payroll cycle are not included in these tables because these amounts are payable to the named executives regardless of termination, death or disability. Benefits and payments are calculated assuming a December 31, 2007 employment termination date or change-in-control. The benefits provided in the event of a termination of employment under the new replacement change-in-control agreements are reflected in the Involuntary or Good Reason Termination (New Replacement Agreement) row.

POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL(1)

Name	Change-in- Control Severance ($)		Stock Options— Unvested and Accelerated(5) ($)	Restricted Stock/RSUs— Unvested and Accelerated(7) ($)	Non-Qualified Pension and Deferred Compensation ($)		Welfare Benefits and Outplacement Services ($)		Excise Tax Reimbursement and Tax Gross-Up(11) ($)	Total ($)
Mr. Wilson Immediately Payable Upon Merger of Equals Immediately Payable Upon Change-in-Control Voluntary 13th Month, Involuntary or Good Reason Termination(2) Involuntary or Good Reason Termination (New Replacement Agreement)(4) Death/Disability/For Cause Termination	0 0 12,963,750 11,043,748 0	(3)	0 152,204 See Footnote 6 See Footnote 6 0	0 5,821,190 See Footnote 6 See Footnote 6 0	0 3,503,911 See Footnote 9 See Footnote 9 0	(8)	0 0 70,730 55,365 0	(10)	0 0 5,375,258 4,420,699 0	0 9,477,305 18,409,738 15,519,812 0
Mr. Hale Immediately Payable Upon Merger of Equals Immediately Payable Upon Change-in-Control Voluntary 13th Month, Involuntary or Good Reason Termination(2) Involuntary or Good Reason Termination (New Replacement Agreement)(4) Death/Disability/For Cause Termination	0 0 4,240,871 n/a 0	(3)	0 818,695 See Footnote 6 n/a 0	0 2,373,697 See Footnote 6 n/a 0	0 313,100 See Footnote 9 n/a 0	(8)	0 0 41,677 n/a 0	(10)	0 0 0 n/a 0	0 3,505,492 4,282,548 n/a 0
Mr. Liddy Immediately Payable Upon Merger of Equals Immediately Payable Upon Change-in-Control Voluntary 13th Month, Involuntary or Good Reason Termination(2) Involuntary or Good Reason Termination (New Replacement Agreement)(4) Death/Disability/For Cause Termination	0 0 16,460,450 n/a 0	(3)	0 426,360 See Footnote 6 n/a 0	0 11,799,645 See Footnote 6 n/a 0	0 30,551,221 See Footnote 9 n/a 0	(8)	0 0 61,677 n/a 0	(10)	0 0 0 n/a 0	0 42,777,226 16,522,127 n/a 0
Mr. Ruebenson Immediately Payable Upon Merger of Equals Immediately Payable Upon Change-in-Control Voluntary 13th Month, Involuntary or Good Reason Termination(2) Involuntary or Good Reason Termination (New Replacement Agreement)(4) Death/Disability/For Cause Termination	0 0 8,393,189 7,640,930 0	(3)	0 63,954 See Footnote 6 See Footnote 6 0	0 1,561,625 See Footnote 6 See Footnote 6 0	0 5,013,471 See Footnote 9 See Footnote 9 0	(8)	0 0 42,215 31,108 0	(10)	0 0 3,529,921 3,153,415 0	0 6,639,050 11,965,325 10,825,453 0
Mr. Simonson Immediately Payable Upon Merger of Equals Immediately Payable Upon Change-in-Control Voluntary 13th Month, Involuntary or Good Reason Termination(2) Involuntary or Good Reason Termination (New Replacement Agreement)(4) Death/Disability/For Cause Termination	0 0 6,448,602 5,772,998 0	(3)	0 100,790 See Footnote 6 See Footnote 6 0	0 2,284,018 See Footnote 6 See Footnote 6 0	0 1,274,351 See Footnote 9 See Footnote 9 0	(8)	0 0 45,987 32,994 0	(10)	0 0 2,646,705 2,307,077 0	0 3,659,159 9,141,294 8,113,069 0

(1)
A "0" indicates that either there is no amount payable to the named executive or no amount payable to the named executive that is not made available to all salaried employees.

(2)
Severance benefits paid in conjunction with a change-in-control would be payable if the named executive terminates his employment during the 13th month after a change-in-control for any reason. In addition, severance benefits would be payable if a named executive's employment is terminated either by Allstate without "cause" or by the executive for "good reason" during the three-year period following a change-in-control event. For Messrs. Hale, Ruebenson, Simonson, and Wilson, if the change of control is not a merger of equals, "good reason" is a material adverse change in the named executive's authority, duties, titles or offices. After a merger of equals, good reason arises only if Messrs. Hale's, Ruebenson's, Simonson's and Wilson's elected officer status is eliminated and their work location is no longer within 30 miles of their former location. The merger of equals does not modify the good reason standard for Mr. Liddy.

Footnotes continue

(3)
This amount reflects:

•
three times the named executive's base salary;

•
three times the named executive's annual cash incentive award calculated at target;

•
the named executive's pro-rata long-term cash incentive award for the 2006-2008 and 2007-2009 performance cycles calculated at target;

•
three times the average of the annualized long-term incentive award for the 2006-2008 and 2007-2009 performance cycles calculated at target; and

•
a lump sum payment equal to the positive difference, if any, between: (a) the sum of the lump-sum values of each maximum annuity that would be payable to the named executive under any defined benefit plan (whether or not qualified under Section 401(a) of the Internal Revenue Code) if the named executive had: (i) become fully vested in all such benefits, (ii) attained as of the named executive's termination date an age that is three years greater than named executive's actual age, (iii) accrued a number of years of service that is three years greater than the number of years of service actually accrued by the named executive as of the named executive's termination date, and (iv) received a lump-sum severance benefit consisting of three times base salary, three times annual incentive cash compensation calculated at target, plus the 2007 annual incentive cash award as covered compensation in equal monthly installments during the three-year period following the named executive's termination date and (b) the lump-sum values of the maximum annuity benefits vested and payable to named executive under each defined benefit plan that is qualified under Section 401(a) of the Internal Revenue Code plus the aggregate amounts simultaneously or previously paid to the named executive under the defined benefit plans (whether or not qualified under Section 401(a)). The calculation of the lump sum amounts payable under this formula does not impact the benefits payable under the ARP, SRIP or Mr. Liddy's pension benefit enhancement. Mr. Liddy's pension benefit enhancement, which is payable upon termination, is described in the Retirement Benefits narrative.

    The change-in-control agreements provide that if the after-tax benefit of all change of control payments are less than 110% of the after-tax benefit of the safe harbor benefit amount, then the change-in-control benefits are to be reduced to the safe harbor benefit amount. The safe harbor benefit amount is the highest level of benefits that can be paid before which an excise tax under section 4999 of the Internal Revenue Code would apply. Mr. Hale's change-in-control severance benefits were reduced by $363,922 in accordance with the terms of the change-in-control agreement.

(4)
The amounts reflected in the Change-in-Control Severance and the Welfare Benefits and Outplacement Services columns for Messrs. Wilson, Ruebenson and Simonson are based on the terms of the new replacement change-in-control agreements entered into on or after February 26, 2008. The Change-in-Control Severance amount is calculated as outlined in footnote (3) but does not include a payment equal to three times the annualized long-term cash incentive award. The Welfare Benefits and Outplacement Services amount reflects the cost to provide certain welfare benefits to the named executive and his family during the period which the named executive is eligible for continuation coverage under applicable law. The amount shown reflects Allstate's costs for these benefits or programs assuming an 18-month continuation period. There are no amounts reflected for Messrs. Hale and Liddy since on February 26, 2008 they elected to terminate their change-in-control agreements effective December 31, 2007.

(5)
Stock option values are based on a December 31, 2007 market close price of $52.23 per share of Allstate stock.

(6)
For purposes of this table, unvested stock options, restricted stock and RSUs, which would have been immediately payable upon a change-in-control regardless of termination of employment, were assumed to have been paid immediately prior to termination and are reflected in the "Immediately Payable Upon Change-in-Control" row.

(7)
The December 31, 2007 market close price of $52.23 per share of Allstate stock was used to value the unvested and nonforfeitable RSU and restricted stock awards.

(8)
Within five business days after the effective date of a change-in-control that is not a merger of equals, the named executives will receive a lump sum payment equal to the present value of the named executive's SRIP benefit, pension benefit enhancement, if applicable, and deferred compensation account balance. The present value of non-qualified pension benefits earned through December 31, 2007 is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2008, as required under the Pension Protection Act. Specifically, the interest rate for 2008 is based on 80% of the average August 30-year Treasury Bond rate from the prior year, and 20% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2008 is the 2008 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as published by the IRS. Refer to the Retirement Benefits section beginning on page 54 for a discussion of the SRIP benefit and pension benefit enhancement. See the Potential Payments Upon Termination table on pages 59-61 and the corresponding footnotes for a breakdown of the present value of the SRIP and pension benefit enhancements for Mr. Liddy. See the Non-qualified Deferred Compensation at Fiscal Year-End 2007 table on page 57 for additional information on the deferred compensation plan and information regarding the named executive's account balances as of December 31, 2007.

(9)
For purposes of this table, the present value of non-qualified pension benefits earned through December 31, 2007 and the named executive's Deferred Compensation Plan account balance, if any, which would have been immediately payable upon a change-in-control regardless of termination of employment were assumed to have been paid immediately prior to termination upon the effective date of a change of control and are reflected in the "Immediately Payable Upon Change-in-Control" row.

(10)
Allstate will continue to provide welfare benefits, including medical, dental, vision, disability, group life, accidental death, and group legal, to the named executive and his family until the third anniversary of the named executive's termination date. The amount shown reflects Allstate's costs for these benefits or programs.

(11)
Certain payments made as a result of a change in control are subject to a 20% excise tax imposed on the named executive by Section 4999 of the Code. The Excise Tax Reimbursement and Tax Gross-up is the amount Allstate would pay to the named executive as reimbursement for the 20% excise tax plus a tax gross-up for any taxes incurred by the named executive resulting from the reimbursement of such excise tax. Mr. Liddy and Mr. Hale would not be subject to the 20% excise tax since any payments made to them as a result of a change-in-control and termination of employment on December 31, 2007 would not exceed three times their average taxable compensation over the last five years (see Footnote 3 regarding the reduction in Mr. Hale's change-in-control severance benefits). The estimated amounts of reimbursement of any resulting excise taxes were determined without regard to the effect that restrictive covenants and any other facts and circumstances may have on the amount of excise taxes, if any, that ultimately might be payable in the event these payments were made to a named executive which is not subject to reliable advance prediction or a reasonable estimate.

Performance Measures

        Information regarding our performance measures is disclosed in the limited context of our annual and long-term cash incentive awards and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

        The following are descriptions of the performance measures used for our annual cash incentive awards for 2007 and our long-term cash incentive awards for the 2005-2007 and 2007-2009 cycles.

        These measures are not GAAP measures. They were developed uniquely for incentive compensation purposes and are not reported items in our financial statements. Some of these measures use non-GAAP measures and operating measures. The Compensation and Succession Committee has approved the use of non-GAAP and operating measures when appropriate to drive executive focus on particular strategic, operational, or financial factors or to exclude factors over which our executives have little influence or control, such as capital market conditions.

  Annual Cash Incentive Awards for 2007

Corporate Measure

        Adjusted operating income per diluted share:      This measure is used to assess financial performance. The measure is equal to net income adjusted to exclude the after-tax effects of the items listed below, divided by the weighted average shares outstanding on a diluted basis:

  •
  realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs but excludes periodic settlements and accruals on certain derivative instruments that do not qualify for hedge accounting);

  •
  gains and losses on disposed operations;

  •
  adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years;

  •
  restructuring and related charges;

  •
  the effects of acquiring businesses;

  •
  the negative operating results of sold businesses;

  •
  the underwriting results of the Discontinued Lines and Coverages segment; and

  •
  any settlement, awards, or claims paid as a result of lawsuits and other proceedings brought against Allstate subsidiaries regarding the scope and nature of coverage provided under insurance policies issued by such companies.

Allstate Protection Segment Measures

        Customer loyalty index:      This is an indicative measure used by management to assess the future retention of customers. This measure represents the change in Allstate's index value between the prior and current year end. The index is based on responses to a consumer survey developed by Allstate. The survey measures consumer satisfaction, willingness to renew, and likelihood to recommend their insurance company. A vendor administers the survey and tabulates the index.

        Financial product sales ("production credits"):      This measure of sales and related profitability of proprietary and non-proprietary financial products is used by management to assess the execution of our financial services strategy. This measure is calculated as the total amount of production credits for current year transactions. Production credits are an internal statistic calculated as a percent of premium or deposits to life insurance, annuities, or mutual funds which vary based on the expected profitability of the specific financial product.

        Growth and profit matrix:      A combination of financial measures, "matrix," used by management to emphasize a balanced approach to premium growth and profit. The matrix utilizes (a) the percent increase in Allstate Protection premiums written, excluding ceded catastrophe reinsurance premiums, and excluding premiums written for personal property insurance in catastrophe prone markets and commercial property insurance and (b) the Allstate Protection combined ratio adjusted to exclude the effect of restructuring and related charges. For disclosure of Allstate Protection premiums written and combined ratio, see the discussion of the Allstate Protection segment in Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2007.

Allstate Financial Segment Measures

        Adjusted operating income:      This is a measure management uses to assess the profitability of the business. The Allstate Financial segment measure, operating income, is adjusted to exclude the after tax effects of restructuring and related charges, expenses for specific litigation, and the impact of any deviation from planned dividend payments from Allstate Financial to its parent. For disclosure of the Allstate Financial segment measure, see footnote 18 to our audited financial statements for 2007.

        Financial product sales ("production credits"):      This measure of sales and related profitability of proprietary Allstate Financial products sold through the Allstate Exclusive Agency channel is used by management to assess the execution of our strategy to grow sales of proprietary financial services products. This measure is calculated as the total production credits of 2007 Allstate Financial product sales divided by the total production credits of 2006 Allstate Financial product sales. Production credits are an internal sales statistic calculated as a percent of premium or deposits to life insurance or annuities, where the percent of premium varies based on the relative expected profits of the specific financial product.

        Sales and return matrix:      This is a measure, "matrix," used by management that balances growth and profit. The matrix utilizes various combinations of sales with the expected new business lifetime return on capital. Sales include premiums (which are reported as life and annuity premiums and contract charges) and deposits (which are reported as increases in liabilities) and exclude renewal premiums and deposits on life insurance products for all Allstate Financial products issued in 2007. Sales exclude Allstate Bank and Workplace Division. Sales are weighted to reflect each product's profitability relative to other products. (For example, certain life insurance sales are adjusted to receive a higher relative weighting to reflect the recurring nature of life insurance premiums and their profitability relative to other products). The expected new business lifetime return on capital is the actuarially determined weighted-average expected return on required capital for all products issued in 2007.

Allstate Investments Business Unit Measures

        AIC portfolio excess total return:      Management uses this measure to assess the value of active portfolio management relative to the benchmark. The measure is calculated as the excess, in basis points, of the AIC portfolio total return over a designated benchmark. Total return is principally determined using industry standards and the same sources used in preparing the financial statements to determine fair value. (See footnote 6 to our audited financial statements for 2007 for our methodologies for estimating the fair value of our investments.) In general, total return represents the increase or decrease, expressed as a percentage, in the value of the portfolio over one- and three-year periods. Time weighted returns are utilized. The portfolio includes Property-liability investments excluding investments held in certain subsidiaries, primarily New Jersey and Florida subsidiaries, and certain investments that do not have external benchmarks and for which fair value cannot readily be determined, such as investments in limited partnerships. The designated benchmark is a composite of pre-determined, customized indices which reflect the investment risk parameters established in the investment policies by the boards of the relevant subsidiaries, weighted in proportion to our investment plan, in accordance with our investment policy.

        Allstate Financial credit loss:      Management uses this measure to assess the quality of credit decisions. The measure evaluates the realized capital losses attributed to credit incurred in the current year relative to a target, the determination of which is informed by a forecasting model and estimated investment positions. Credit losses include write downs and write offs, net of recoveries, and losses on sales of securities for credit concern reasons and other losses on dispositions where the price realized, as a percent of par value of fixed income securities or cost of equity securities, is below 85%. For purposes of this measure, lower losses are a better result.

        Allstate Financial excess spread:      Management uses this measure to assess the value provided on each specific fixed income security and commercial mortgage purchase decision, up to specific purchase volumes, relative to a benchmark. Excess spread is calculated as the difference between Allstate Financial's adjusted purchase yield and the benchmark, calculated on a dollar weighted average basis for the majority of new purchases expressed in basis points. The adjusted purchase yield is the yield at purchase adjusted by a predetermined formula to align with predetermined Allstate Financial investment risk parameters. The benchmark is based on the U. S. Treasury bond yield with a comparable duration at the time of purchase adjusted on a monthly basis to reflect changes in corporate credit market spreads. As a result of this monthly adjustment process, performance ranges are adjusted accordingly.

        Allstate Financial high value add excess spread:      Management uses this measure to assess the value provided by fixed income security and commercial mortgage purchase decisions on a predetermined volume of new investments targeted at a moderately higher risk and return than the total Allstate Financial excess spread measure above. High value add excess spread is calculated as the difference between Allstate Financial's adjusted purchase yield and the benchmark calculated on a dollar weighted average basis expressed in basis points, as described and determined in the Allstate Financial excess spread measure.

  Long-Term Cash Incentive Awards

        Average adjusted return on equity relative to peers:      This measure is used to assess Allstate's financial performance against its peers. It is calculated as Allstate's ranked position relative to the insurance company peer group based upon three-year average adjusted return on equity, calculated on the same basis for Allstate and each of the peer insurance companies. Three-year average adjusted return on equity is the sum of the annual adjusted return on equity for each of the three years in the cycle divided by 3. The annual adjusted return on equity is calculated as the ratio of net income divided by the average of shareholders' equity at the beginning and at the end of the year after excluding the component of accumulated other comprehensive income for unrealized net capital gains.

        Allstate Financial growth in retail premiums and deposits over three-year cycle:      This measure is used by management to assess long-term growth in Allstate Financial sales. It represents the compounded annual growth rate over the three-year period in premiums on insurance policies and annuities and all deposits and other funds received from customers on deposit-type products including the net new deposits of Allstate Bank, which we account for under GAAP as increases to liabilities rather than as revenue. This measure excludes deposits on institutional products.

        Allstate Financial return on total capital:      This is a measure management uses to measure the efficiency of capital utilized in the business. Three-year Allstate Financial return on total capital is the sum of the annual adjusted return on subsidiaries' shareholder's equity for each of the three years divided by 3. The annual adjusted return on subsidiaries' shareholder's equity is the Allstate Financial segment measure, operating income, divided by the average subsidiaries' shareholder's equity at the beginning and at the end of the year. The subsidiaries' shareholder's equity is the sum of the subsidiaries' shareholder's equity for Allstate Life Insurance Company, Allstate Bank, American Heritage Life

Investment Corporation, and certain other minor entities, adjusted to exclude the loan protection business and excluding the component of accumulated other comprehensive income for unrealized net capital gains. (See note 18 to our audited financial statements for 2007 for the Allstate Financial segment operating income.)

        Allstate Protection growth in policies in force over three-year cycle:      This is a measure used by management to assess growth in the number of policies in force, which is a driver of premiums written. The measure is calculated as the sum of the percent increase in each of the three years in the total number of policies in force at the end of the year over the beginning of the year. For the 2005-2007 cycle, the measure excludes Allstate Motor Club, Allstate Canada, and the loan protection business. For the 2007-2009 cycle, the measure excludes property insurance, Allstate Motor Club, and the loan protection business and includes Allstate Canada.

Security Ownership of Directors and Executive Officers

        The following table shows the number of shares of Allstate common stock beneficially owned by each director and named executive officer individually, and by all executive officers and directors of Allstate as a group. Shares reported as beneficially owned include shares held as nontransferable restricted shares awarded under Allstate's equity incentive plans and subject to forfeiture under certain circumstances, shares held indirectly through The Savings and Profit Sharing Fund of Allstate Employees and other shares held indirectly, as well as shares subject to stock options exercisable on or prior to April 1, 2008 and restricted stock units for which restrictions expire on or prior to April 1, 2008. The percentage of Allstate shares of common stock beneficially owned by any Allstate director or nominee or by all directors and executive officers of Allstate as a group does not exceed 1%. The following share amounts are as of January 31, 2008. As of January 31, 2008, none of these shares were pledged as security.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Allstate Common Stock (a)	Common Stock Subject to Options Exercisable and Restricted Stock units for which restrictions expire on or prior to April 1, 2008 — Included in Column (a) (b)
F. Duane Ackerman	46,432	24,501
James G. Andress *	49,674	37,001
Robert D. Beyer	46,993	889
W. James Farrell	31,179	22,065
Jack M. Greenberg	17,001	17,001
Danny L. Hale	401,633	356,875
Ronald T. LeMay	32,251	26,751
Edward M. Liddy	1,894,873	1,464,015
J. Christopher Reyes	32,554	17,001
H. John Riley, Jr.	45,876	28,501
George E. Ruebenson	128,520	112,090
Eric A. Simonson	406,849	362,648
Joshua I. Smith	24,232	19,000
Judith A. Sprieser	34,366	25,501
Mary Alice Taylor	37,819	23,001
Thomas J. Wilson, II	1,073,820	941,923
All directors and executive officers as a group	5,055,390	4,078,307

* Mr. Andress passed away in March 2008.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common	Northern Trust Corporation 50 S. LaSalle Street Chicago, IL 60675	29,390,023	(a)	5.13%

(a)
As of December 31, 2007. Held by Northern Trust Corporation together with certain subsidiaries (collectively "Northern"). Of such shares, Northern held 3,228,628 with sole voting power; 26,097,080 with shared voting power; 5,444,071 with sole investment power; and 602,684 with shared investment power. 22,809,833 of such shares were held by The Northern Trust Company as trustee on behalf of participants in Allstate's profit sharing plan. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

Audit Committee Report

        Deloitte & Touche LLP was Allstate's independent registered public accountant for the year ended December 31, 2007.

        The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2007.

        The committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU §380), which superseded Statement of Auditing Standards No. 61.

        The committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP its independence.

        Based on these reviews and discussions and other information considered by the committee in its judgment, the committee recommended to the Board of Directors that the audited financial statements be included in Allstate's annual report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission and furnished to stockholders with this Notice of Annual Meeting and Proxy Statement.

Judith A. Sprieser (Chair)
F. Duane Ackerman	Joshua I. Smith
Jack M. Greenberg	Mary Alice Taylor
Ronald T. LeMay

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Allstate's executive officers, directors and persons who beneficially own more than ten percent of Allstate's common stock to file reports of securities ownership and changes in such ownership with the SEC.

        Based solely upon a review of copies of such reports or written representations that all such reports were timely filed, Allstate believes that each of its executive officers, directors and greater than ten-percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during 2007 with the exception of Mr. Ruebenson, an executive officer of The Allstate Corporation, who made one late Form 4 filing in 2007 covering a single transaction. Mr. Ruebenson also reported 12 transfers of common shares to a family member's trust which occurred during the period of March 2004 through September 2006 which effected a change in the form of his ownership of these shares from direct to indirect and resulted in a late year-end Form 5 filing.

Related Person Transactions

        The Nominating and Governance Committee of Allstate's Board has adopted a written policy regarding the review, approval or ratification of transactions with related persons. It is available on the Corporate Governance portion of allstate.com. In accordance with the policy, the Committee or the Committee chair reviews transactions with the Corporation in which the amount involved exceeds $120,000 and in which any "related person" had, has, or will have a direct or indirect material interest. In general, "related persons" are directors, executive officers, their immediate family members, and stockholders beneficially owning five percent or more of our outstanding stock. The Committee or chair approve or ratify only those transactions that are in, or not inconsistent with, the best interests of the Corporation and its stockholders. Transactions are reviewed and approved or ratified by the chair when it is not practicable or desirable to delay review of a transaction until a Committee meeting. The chair reports to the Committee any transactions so approved. Annually, the Committee will review any previously approved or ratified related person transactions that remain ongoing. For 2007, no related person transactions were identified.

Stockholder Proposals for Year 2009 Annual Meeting

        Proposals which stockholders intend to be included in Allstate's proxy material for presentation at the 2009 annual meeting of stockholders must be received by the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127 by December 3, 2008, and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2009 annual meeting.

        If a stockholder desires to bring a matter before the meeting which is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in Allstate's bylaws in order to personally present the proposal at the meeting. A copy of these procedures is available upon request from the Office of the Secretary or can be accessed on Allstate's website, allstate.com. One of the procedural requirements in the bylaws is timely notice in writing of the business the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2009 annual meeting must be received by the Office of the Secretary no earlier than January 20, 2009 and no later than February 19, 2009. Among other things described fully in the bylaws, the notice must describe the business proposed to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest of the stockholder in the business. It should be noted that these bylaw procedures govern proper submission of business to be put before a stockholder vote at the annual meeting.

Proxy Solicitation

        Officers and other employees of Allstate and its subsidiaries may solicit proxies by mail, personal interview, telephone, facsimile, electronic means or via the Internet. None of these individuals will receive special compensation for these services, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Allstate has also made arrangements with brokerage firms, banks, record holders and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. Allstate will reimburse them for reasonable out-of-pocket expenses. Georgeson Inc., 17 State Street, New York, NY 10004 has been retained to assist in the distribution of proxy solicitation materials, for a fee estimated at $15,000 plus expenses. In addition, Allstate has retained Georgeson to solicit proxies by personal and telephone interview for a fee anticipated to be about $125,000. Allstate will pay the cost of all proxy solicitation.

By order of the Board,

Mary J. McGinn Secretary
Dated: April 2, 2008

Appendix A

POLICY REGARDING PRE-APPROVAL OF INDEPENDENT AUDITORS' SERVICES

Purpose and Applicability

        The Audit Committee recognizes the importance of maintaining the independent and objective stance of our Independent Auditors. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the Independent Auditors.

        The Committee recognizes that the Independent Auditors possess a unique knowledge of the Company (which includes consolidated subsidiaries), and can provide necessary and valuable services to the Company in addition to the annual audit. The provision of these services is subject to three basic principles of auditor independence: (i) auditors cannot function in the role of management, (ii) auditors cannot audit their own work and (iii) auditors cannot serve in an advocacy role for their client. Consequently, this policy sets forth guidelines and procedures to be followed by this Committee when retaining the Independent Auditors to perform audit and permitted non-audit services.

Policy Statement

        All services provided by the Independent Auditors, both audit and permitted non-audit, must be pre-approved by the Audit Committee or a Designated Member of the Committee ("Designated Member") referred to below. The Audit Committee will not approve the engagement of the Independent Auditors to provide any of the Prohibited Services listed in the attached appendix.

Procedures

        Following approval by the Audit Committee of the engagement of the Independent Auditors to provide audit services for the upcoming fiscal year, the Independent Auditors will submit to the Committee for approval schedules detailing all of the specific audit, audit related and other permitted non-audit services (collectively "permitted services") proposed, together with estimated fees for such services that are known as of that date. The types of services that the Audit Committee may consider are listed in the attached appendix. Each specific service proposed will require approval by the Committee or as provided below, the Designated Member.

        The pre-approval of permitted services may be given at any time before commencement of the specified service. With respect to permitted non-audit services, Company management may submit to the Committee or the Designated Member for consideration and approval schedules of such services that management recommends be provided by the Independent Auditors. In such case, the Independent Auditors will confirm to the Committee, or the Designated Member, that each such proposed service is permissible under applicable regulatory requirements.

Designated Member

        The Audit Committee may delegate to one or more designated member(s) of the Audit Committee ("Designated Member"), who is independent as defined under the applicable New York Stock Exchange listing standards, the authority to grant pre-approvals of permitted services to be provided by the Independent Auditors. The Chair of the Audit Committee shall serve as its Designated Member. The decisions of the Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings.

Review of Services

        At each regularly scheduled Audit Committee meeting, the Audit Committee shall review a report summarizing any newly pre-approved permitted services and estimated fees since its last regularly scheduled meeting, together with (i) the permitted non-audit services, including fees, actually provided by the Independent Auditors, if any, since the Committee's last regularly scheduled meeting and (ii) an updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the Independent Auditors.

POLICY APPENDIX

Permitted Audit and Audit Related Services:

  1.
  Audits of the Company's financial statements required by SEC rules, lenders, statutory requirements, regulators and others.

  2.
  Consents, comfort letters, reviews of registration statements and similar services that incorporate or include the audited financial statements of the Company.

  3.
  Audits of employee benefit plans.

  4.
  Accounting consultations and support related to generally accepted accounting principles.

  5.
  Tax compliance and related support for any tax returns filed by the Company, and returns filed by any executive or expatriate under a company-sponsored program.

  6.
  Tax consultation and support related to planning.

  7.
  Regulatory exam related services.

  8.
  Internal control consulting services.

  9.
  Merger and acquisition due diligence services.

  10.
  Other audit related services.

Other Permitted Services:

  1.
  Information technology services and consulting unrelated to the Company's financial statements or accounting records.

  2.
  Integration consulting services.

  3.
  Review of third party specialist work related to appraisal and /or valuation services.

  4.
  Actuarial consulting services that would not be subject to audit procedures during an audit of the Company's financial statements.

  5.
  Employee benefit consulting services that are not the functional equivalent of management or employee services.

  6.
  Training unrelated to the Company's financial statements or other areas subject to audit procedures during an audit of the Company's financial statements.

Prohibited Services: (unless such services may be provided under future SEC rules)

  1.
  Bookkeeping or other services related to the Company's accounting records or financial statements.

  2.
  Appraisal or valuation services or fairness opinions.

  3.
  Management functions or human resources.

  4.
  Broker-dealer, investment adviser, or investment banking services.

  5.
  Legal services.

  6.
  Internal audit outsourcing.

  7.
  Financial information systems design and implementation.

  8.
  Actuarial — audit-related.

  9.
  Expert services, unrelated to an audit of the Company's financial statements, in connection with legal, administrative, or regulatory proceedings or in an advocate capacity.

  10.
  Services determined impermissible by the Public Company Accounting Oversight Board.

Appendix B

Executive Officers

        The following table sets forth the names of our executive officers, their current ages and their positions. "AIC" refers to Allstate Insurance Company.

Name and Age	Principal Positions and Offices Held
Edward M. Liddy (62)	Chairman of the Board of The Allstate Corporation. Mr. Liddy is also a director of The Allstate Corporation. Mr. Liddy will retire on April 30, 2008.
Thomas J. Wilson (50)
Chairman of the Board, effective May 1, 2008, President and Chief Executive Officer of The Allstate Corporation. Chairman of the Board, President and Chief Executive Officer of AIC. Mr. Wilson is also a director of The Allstate Corporation.
Catherine S. Brune (54)	Senior Vice President of AIC (Chief Information Officer).
Frederick F. Cripe (50)	Senior Vice President of AIC (Product Operations).
Joan M. Crockett (57)	Senior Vice President of AIC (Human Resources). Ms. Crockett retired on March 31, 2008.
James D. DeVries (44)	Senior Vice President of AIC (Human Resources) as of March 24, 2008.
Danny L. Hale (63)	Vice President and Chief Financial Officer of The Allstate Corporation and Senior Vice President and Chief Financial Officer of AIC. Mr. Hale retired on March 31, 2008.
James E. Hohmann (52)	President and Chief Executive Officer of Allstate Financial—Senior Vice President of AIC.
Michele C. Mayes (58)	Vice President and General Counsel of The Allstate Corporation and Senior Vice President, General Counsel and Assistant Secretary of AIC (Chief Legal Officer).
Samuel H. Pilch (61)	Acting Vice President and Chief Financial Officer effective March 3, 2008 and Controller of The Allstate Corporation and Group Vice President and Controller of AIC.
Michael J. Roche (56)	Senior Vice President of AIC (Claims).
George E. Ruebenson (59)	President Allstate Protection—Senior Vice President of AIC.
Eric A. Simonson (62)	Senior Vice President and Chief Investment Officer of AIC (President, Allstate Investments, LLC).
Steven P. Sorenson (43)	Senior Vice President of AIC (Allstate Protection Product Distribution).
Joan H. Walker (60)	Senior Vice President of AIC (Corporate Relations and Interim Chief Marketing Officer).

B-1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2008.* Have your Proxy Card/Voting Instruction Form in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ATTN: INVESTOR RELATIONS/SHAREHOLDER SERVICES 2775 SANDERS ROAD, SUITE F3SE NORTHBROOK, IL 60062-0158

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2008. * Have your Proxy Card/Voting Instruction Form in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Proxy Card/Voting Instruction Form and return it in the  postage-paid envelope we have provided or return it to The Allstate Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, for receipt by May 19, 2008. *

* The Savings and Profit Sharing Fund of Allstate Employees –
With respect to any shares represented by this Proxy Card/Voting

Instruction Form held in The Savings and Profit Sharing Fund of Allstate Employees, your voting instructions must be received no later than 11:59 P.M. Eastern Time on May 12, 2008. We cannot give assurance that voting instructions received later than 11:59 p.m., Eastern Time on May 12, 2008 will be honored.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ ALSTA1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD/VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE ALLSTATE CORPORATION

The Board recommends a vote “FOR” all Nominees for Director.

1.	Election of Directors		For	Withhold	Abstain
Nominees:

	(1a)	F. Duane Ackerman	☐	☐	☐
	(1b)	Robert D. Beyer	☐	☐	☐
	(1c)	W. James Farrell	☐	☐	☐
	(1d)	Jack M. Greenberg	☐	☐	☐
	(1e)	Ronald T. LeMay	☐	☐	☐
	(1f)	J. Christopher Reyes	☐	☐	☐
	(1g)	H. John Riley, Jr.	☐	☐	☐
	(1h)	Joshua I. Smith	☐	☐	☐
	(1i)	Judith A. Sprieser	☐	☐	☐
	(1j)	Mary Alice Taylor	☐	☐	☐
	(1k)	Thomas J. Wilson	☐	☐	☐

Materials Election

As of July 1, 2007, SEC rules permit companies to send you a notice that proxy materials are available on a publicly accessible website instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail.

☐

Signature [PLEASE SIGN WITHIN BOX]			Date

The Board recommends a vote “FOR” Item 2.

		For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2008.	☐	☐	☐

The Board recommends a vote “AGAINST” Items 3, 4 and 5.

3.	Stockholder proposal calling for cumulative voting in the election of directors.	☐	☐	☐

4.	Stockholder proposal seeking the right to call special shareholder meetings.	☐	☐	☐

5.	Stockholder proposal seeking an advisory resolution to ratify compensation of the named executive officers.	☐	☐	☐

Please mark, sign and date this Proxy Card/Voting Instruction Form in accordance with the instructions herein, and return it to the tabulation agent in the enclosed envelope or submit your voting instructions via the telephone or the Internet.

Signature (Joint Owners)	Date

With respect to any shares represented by this Proxy Card/Voting Instruction Form which are votable and held in The Savings and Profit Sharing Fund of Allstate Employees (the “Plan”), you may direct The Northern Trust Company as Trustee of the Plan to vote all such shares on the matters shown, and in the manner directed on the reverse hereof, unless to do so would be inconsistent with the Trustee’s duties. If you wish to vote the Allstate shares allocated to the Plan account, you cannot do so in person. You must use this Proxy Card/Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card/Voting Instruction Form or provide telephonic or Internet voting instructions on a timely basis for the shares allocated to the Plan account, those shares will be considered “unvoted.” If you return a signed Proxy Card/Voting Instruction Form but do not indicate how the shares should be voted on a matter, the shares represented by your signed Proxy Card/Voting Instruction Form  will be voted by the Trustee as the Board of Directors recommends. The Trustee will vote all unvoted and all unallocated shares held by the Plan as follows: if the Trustee receives instructions on a timely basis for at least 50% of the votable allocated shares in the Plan, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the Trustee’s duties. If the Trustee receives instructions for less than 50% of the votable shares, the Trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the Trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting:

The Allstate Corporation Notice of 2008 Annual Meeting, Proxy Statement and 2007 Annual Report are available at www.proxyvote.com.

                                                                                                  The  Allstate Corporation

Proxy Card/Voting Instruction Form Solicited on Behalf of the Board of Directors

You hereby authorize W. James Farrell, J. Christopher Reyes, H. John Riley, Jr., Joshua I. Smith and Judith A. Sprieser to vote all shares of common stock of The Allstate Corporation that you would be entitled to vote if personally present at the annual meeting of stockholders to be held on May  20, 2008 and at any adjournments thereof. The authority conferred by this Proxy Card/Voting Instruction Form shall be exercised by a majority of these persons present and acting at the meeting or, if only one of them is present, by that person. Each such person has the authority to designate a substitute to act for him. These persons are authorized to vote such shares on the matters shown, and in the manner directed, on the reverse hereof and in their discretion on any other matters that may properly come before the meeting. If you return a signed proxy but do not indicate how the shares should be voted on a matter, the shares represented by your signed proxy will be voted as the Board of Directors recommends.

You acknowledge receipt of The Allstate Corporation’s Notice of 2008 Annual Meeting and Proxy Statement, dated April 2, 2008, and its 2007 Annual Report. You hereby revoke any instructions previously given to vote the shares represented by this Proxy Card/ Voting Instruction Form.

Allstate and the Trustee have instructed the tabulation agent to keep your voting instructions strictly confidential.